                                                                     EXHIBIT 2.3

Robert Jay Moore (#77498)
Fred Neufeld (#150759)
Thomas R. Kreller (#161922)
MILBANK, TWEED, HADLEY & McCLOY LLP
601 South Figueroa Street, 30th Floor
Los Angeles, California 90017-5735
Telephone:   (213) 892-4000
Facsimile:   (213) 629-5063


Reorganization Counsel for MedPartners Provider
Network, Inc., Debtor and Debtor in Possession





                         UNITED STATES BANKRUPTCY COURT
                         CENTRAL DISTRICT OF CALIFORNIA
                              LOS ANGELES DIVISION




In re                      Case No. LA 99-19256-BR

MEDPARTNERS PROVIDER       Chapter 11
NETWORK, INC.,

  Debtor.                  LODGING OF EXECUTED COPY OF
                           AMENDED AND RESTATED
                           SUPPLEMENTAL PLAN AGREEMENT
                           DATED SEPTEMBER 14, 2000, WHICH
                           IS EXHIBIT 2 TO THE CONFIRMED
                           SECOND AMENDED CHAPTER 11
                           PLAN OF MEDPARTNERS PROVIDER
5000 Airport Plaza Drive   NETWORK, INC., DATED JULY 7, 2000
Long Beach, CA 90805

Tax I.D. #95-4559560

TO THE HONORABLE BARRY RUSSELL, UNITED STATES BANKRUPTCY JUDGE, ALL PARTIES IN INTEREST AND THEIR COUNSEL OF RECORD:

         MedPartner Provider Network, Inc., debtor and debtor in possession in the above-captioned chapter 11 bankruptcy case, hereby lodges the attached executed copy of the Amended and Restated Supplemental Plan Agreement Dated September 14, 2000, which is Exhibit 2 to the confirmed Second Amended Chapter 11 Plan Of MedPartners Provider Network, Inc., Dated July 7, 2000 (the "Plan"). The Plan was confirmed pursuant to an order of the Bankruptcy Court entered on September 14, 2000.

         The Plan, and the Second Amended And Restated Operations And Settlement Agreement Dated September 14, 2000 (which is Exhibit 1 to the Plan), have been separately and contemporaneously lodged with the Bankruptcy Court.





Dated: September 15, 2000        Milbank, Tweed, Hadley & McCloy, LLP

                                 /s/ Fred Neufeld
                                 --------------------
                                    Robert Jay Moore
                                    Fred Neufeld
                                    Thomas R. Kreller

                                 Counsel for MedPartners Provider Network, Inc., Debtor and Debtor in Possession

===============================================================================





                              AMENDED AND RESTATED

                          SUPPLEMENTAL PLAN AGREEMENT



                            Dated September 14, 2000





===============================================================================

                               TABLE OF CONTENTS


                                                                           Page No.
1.       DEFINITIONS AND CONSTRUCTION..........................................7

         1.1   Definitions.....................................................7

         1.2   Construction...................................................10

         1.3   Schedules and Exhibits.........................................11

2.       CALIFORNIA OPERATIONS; MATERIALITY OF SUPPLEMENTAL PLAN AGREEMENT....11

3.       REPRESENTATIONS AND WARRANTIES OF MPN................................12

         3.1   Organization...................................................12

         3.2   Due Authorization; No Conflict.................................12

         3.3   No Assignment or Transfer of Claims............................13

4.       REPRESENTATIONS AND WARRANTIES OF MEDPARTNERS AND EACH CONSENTING
         MPI SUB..............................................................13

         4.1   Organization...................................................13

         4.2   Due Authorization; No Conflict.................................13

         4.3   No Assignment or Transfer of Claims............................14

5.       REPRESENTATIONS AND WARRANTIES OF EACH CONSENTING MPP................14

         5.1   Organization...................................................15

         5.2   Due Authorization; No Conflict.................................15

         5.3   No Assignment or Transfer of Claims............................16

6.       REPRESENTATIONS AND WARRANTIES OF EACH CONSENTING PLAN...............16

         6.1   Organization...................................................16

         6.2   Due Authorization; No Conflict.................................16

         6.3   No Assignment or Transfer of Claims............................17

7.   AFFIRMATIVE COVENANTS OF MPN............................................17
     7.1    Plan of Reorganization...........................................17
     7.2    Standstill of Pursuit/Tolling of Certain Claims..................17
     7.3    No Equitable Subordination.......................................18
     7.4    Notice Regarding MPN Provider Release Thresholds.................18

8.   AFFIRMATIVE COVENANTS OF MEDPARTNERS AND EACH CONSENTING MPI SUB........19
     8.1    Plan of Reorganization...........................................19
     8.2    Standstill of Pursuit/Tolling of Certain Claims..................19
     8.3    Subordination....................................................19
     8.4    No Equitable Subordination.......................................20
     8.5    Release of MPN...................................................20
     8.6    Amendment of Agreement...........................................21
     8.7    Claims Against Providers or Plans................................21
     8.8    Notice Regarding MPP Release Thresholds..........................21

9.   AFFIRMATIVE COVENANTS OF EACH CONSENTING MPP............................21
     9.1    Plan of Reorganization...........................................22
     9.2    Standstill of Pursuit/Tolling of Certain Claims..................22
     9.3    Subordination....................................................22
     9.4    No equitable Subordination.......................................23
     9.5    Claims Against Providers or Plans................................23
     9.6    Recognition of Rights............................................23

10.  AFFIRMATIVE COVENANTS OF EACH CONSENTING PLAN...........................23
     10.1   Plan of Reorganization...........................................24
     10.2   Consenting Plans' Provider Claim Releases........................24
     10.3   Standstill of Pursuit/Tolling of Certain Claims..................25

     10.4   Subordination....................................................25
     10.5   No Equitable Subordination.......................................27
     10.6   Authorized Agent.................................................27
11A. MPN PROVIDER CLAIMS HELD BY CONSENTING PLANS............................27
     11A.1  Noticed Provider Claims of Contracting Providers.................27
     11A.2  Noticed Provider Claims of Providers That Are Not Contracting
            Providers........................................................28
     11A.3  Non-Noticed Provider Claims......................................28
     11A.4  No Solicitation of Claims By Consenting Plans....................29
11.  DISPUTED DEDUCTIONS.....................................................29
     11.1   Initial Recourse Against Providers...............................29
     11.2   Offsetable Claims................................................30
     11.3   Ordinary Course Defenses.........................................31
     11.4   Settlements......................................................33
     11.5   Further Assurances...............................................33
     11.6   Assignment Rights................................................34
     11.7   Recovery Against Consenting Plan.................................36
     11.8   Prior Payments by MPN, MedPartners And Consenting MPP's To
            Providers........................................................37
     11.9   Noticed Duplicate Payments.......................................37
     11.10  Cooperation Among Disputed Deduction Claimants...................37
     11.11  Reassignment of Rights...........................................38
     11.12  No Third Party Beneficiary.......................................38
12.  CONDITIONS PRECEDENT TO EFFECTIVENESS; TERMINATION......................38
     12.1   SPA Execution Date...............................................38
     12.2   SPA Effective Date...............................................38

     12.3  Waiver Of Certain Conditions Precedent................................... 41

     12.4  Termination Events and Effects Thereof................................... 42

     12.5  Effectiveness of Waiver, Release and Subordination Provisions............ 43

13.  RELEASES....................................................................... 44

     13.1  Waiver and Release of Claims by Consenting Plans......................... 44

     13.2  Waiver and Release of Claims by MedPartners, its Affiliates and
           Consenting MPPs.......................................................... 45

     13.3  Waiver and Release of Claims by MPN...................................... 46

     13.4  SS. 1542 Waiver.......................................................... 47

     13.5  No Waiver or Subordination............................................... 48

     13.6  Reservation of Rights.................................................... 48

14.  CAPACITY OF CONSENTING PLANS................................................... 49

15.  SPECIFIED RIGHTS OF CONSENTING PLANS WITH RESPECT TO ALLEGED CONSENTING
     PROVIDER....................................................................... 50

16.  NOTICES........................................................................ 51


17.  INTENTIONALLY OMITTED.......................................................... 52

18.  STRADDLE CLAIMS................................................................ 52

19.  LIQUIDATION OF PLAN MANAGED PHYSICIAN PRACTICE PROVIDER CLAIMS................. 53

20.  GENERAL PROVISIONS............................................................. 53

     20.1  Time of the Essence...................................................... 53

     20.2  Choice of Law............................................................ 53

     20.3  Successors and Assigns................................................... 53

     20.4  Section Headings......................................................... 53

     20.5  Amendments; Waivers...................................................... 54

     20.6  Counterparts; Telefacsimile Execution.................................... 54

                                       iv


         20.7  Survival of Plan Stipulation And Provider Stipulation..........   54

         20.8  Other Documents................................................   55

         20.9  Exhibits or Schedules..........................................   55

         20.10 Representation by Counsel; Drafts; Interpretation..............   55

         20.11 Further Assurances.............................................   56

         20.12 Acknowledgement................................................   56

         20.13 Specific Performance...........................................   56

         20.14 Section 16.17 of the Agreement.................................   57

         20.15 Information Provided by MedPartners Group......................   57

         20.16 Information Provided by Consenting Plans.......................   57

         20.17 Tolling for the Benefit of Providers...........................   58

         20.18 Forbearance on Collection of Preserved Claims..................   58

         20.19 Post-Plan Amendments to the Agreement..........................   59

         20.20 Reservation of Provider Rights.................................   60


Exhibit A -- List of Consenting MPI Subs
Exhibit B -- List of Consenting MPPs
Exhibit C -- List of Consenting Plans
Exhibit D -- Schedule of Plan Percentages
Exhibit E -- Intentionally Omitted
Exhibit F -- Intentionally Omitted
Exhibit G -- List of MPP Providers
Exhibit H -- List of MPN Providers that Are Licensed Acute Care Hospitals
Exhibit I -- List of MPN Providers other than Licensed Acute Care Hospitals Exhibit J -- Information Relating to Consenting Plans' Capitation Deductions
             with Respect to Provider Claims
Exhibit K -- Agreement With Respect To Section 12.3.1 Of The Supplemental Plan
             Agreement
Exhibit L -- Waiver Regarding Supplemental Plan Agreement


                                       V

                              AMENDED AND RESTATED
                           SUPPLEMENTAL PLAN AGREEMENT

         THIS AMENDED AND RESTATED SUPPLEMENTAL PLAN AGREEMENT (the "SPA") dated as of Sept. 14th, 2000 is entered into by and among MedPartners Provider Network, Inc., a California corporation ("MPN"), Caremark Rx, Inc., f/k/a MedPartners, Inc., a Delaware corporation ("MedPartners"), the direct and indirect subsidiaries of MedPartners identified in Exhibit "A" hereto that provided non-medical administrative and management services to the Managed Physician Practices (each such subsidiary, a "Consenting MPI Sub"), the Managed Physician Practices identified in Exhibit "B" hereto (each such Managed Physician Practice, a "Consenting MPP"), and such of those certain Plans identified in Exhibit "C" who execute the SPA on or before ___________, 2000 (each such Plan, a "Consenting Plan"; together with MPN, MedPartners, the Consenting MPI Subs and the Consenting MPPs, the "SPA Parties"), with reference to the following Recitals of fact.

                                    RECITALS

         WHEREAS on March 11, 1999, the Commissioner issued the Conservatorship Order regarding MPN;

         WHEREAS on March 11, 1999, the Conservator appointed pursuant to the Conservatorship Order filed a petition for and on behalf of MPN under chapter 11 of the Bankruptcy Code, thereby commencing the Bankruptcy Case in the Bankruptcy Court;

         WHEREAS, on March 17, 1999, MedPartners commenced the MedPartners
Action;

         WHEREAS, on March 17, 1999, MedPartners filed in the Bankruptcy Case its Motion To Dismiss;

                  WHEREAS, on March 18, 1999, the Commissioner, in the exercise of his regulatory power, commenced the DOC Action;

                  WHEREAS, on May 10, 1999, the Commissioner, in the exercise of his regulatory power, issued the Stay;

                  WHEREAS, on May 10, 1999, at the request of the DOC, in the exercise of its regulatory power, the Los Angeles Superior Court issued the Special Monitor Order;

                  WHEREAS, on June 9, 1999, the Commissioner, the DOC, J. Mark Abernathy as Special Monitor-Examiner, MedPartners and MPN executed the Operations and Settlement Agreement Dated June 9, 1999 (the "Initial Agreement");

                  WHEREAS, on June 16, 1999, the parties to the Initial Agreement entered into the Amended and Restated Operations and Settlement Agreement Dated June 16, 1999 (as amended from time-to-time prior to the date hereof, the "Initial Restated Agreement"), which amended and restated the Initial Agreement;

                  WHEREAS, on June 16, 1999, the MedPartners Action and the DOC Action were dismissed without prejudice;

                  WHEREAS, on June 16, 1999, the Commissioner, in the exercise of his regulatory power, issued an order extending the Stay indefinitely pending further order of the Commissioner;

                  WHEREAS, on June 16, 1999, the Bankruptcy Court signed its order (the "Examiner Order") appointing J. Mark Abernathy as an examiner in MPN's Bankruptcy Case, with those certain limited expanded powers set forth in the Examiner Order, which order was entered on June 21, 1999;

                  WHEREAS, the Commissioner, the DOC, the Special
Monitor-Examiner, MedPartners and MPN entered into the Initial Agreement and the Initial Restated Agreement in order to:

         1. Provide a mechanism for uninterrupted provision of patient care by physicians in the MPN network and other providers during the implementation of the Transition Plan;

         2. Provide for the resolution and satisfaction of MedPartners' and MPN's valid obligations relating to their California physician practice management operations, including satisfaction of all valid liabilities and valid claims for Health Care Services against California-based entities managed by MedPartners or one of its subsidiaries as part of their California Operations, and allow MedPartners to complete its planned exit from its California physician practice management operations on a timely basis;

         3. Provide for the orderly disposition of the existing operations of MPN and the MedPartners California physician practice assets, including transfer of such assets to viable purchasers thereof; and

         4. Provide for a satisfactory resolution of the current situation enlisting the full cooperation of many constituents including the Special Monitor-Examiner, the State, MPN, MedPartners, key health care service plans and hospitals and other providers including physicians contracting with medical groups operated under management services agreements with MedPartners.

                  WHEREAS, on August 12, 1999, the Bankruptcy Court entered its order approving the Initial Restated Agreement;

                  WHEREAS, on September 14th, 2000, the parties to the Initial Agreement entered into the Second Amended and Restated Operations and Settlement Agreement Dated September 14, 2000 (the "Agreement"), which amended and restated the Initial Restated Agreement and with respect to which Agreement Consenting Plans satisfying the Consenting Plan Threshold Amount hereby acknowledge their written consent as provided for under Section 12.4.1(d) hereunder;

                  WHEREAS, MedPartners has not provided and will not provide the State with notification under Section 3.5(e) of the Initial Restated Agreement or the Agreement of the inability of MedPartners to consummate the sale of any of the practice assets identified therein, and accordingly the Claim exclusion provisions therein are inapplicable;

                  WHEREAS, the sales of all practice assets related to the Managed Physician Practices have been consummated, and MedPartners and the Consenting MPI Subs no longer provide non-medical management and administrative services to the Managed Physician Practices, or any of them;

                  WHEREAS, pursuant to Section 15.17 of the Initial Restated Agreement it was contemplated, and pursuant to Section 16.17 of the Agreement it is contemplated, that: (a) MPN would file in the Bankruptcy Court the Plan of Reorganization, as defined in the Agreement; and (b) certain other agreements, including the SPA, would be entered into in support of the Plan of Reorganization in order to, among other things, evidence the agreement of the SPA Parties to receive the benefits of and enter into the obligations provided for under the Agreement;

                  WHEREAS, on September 14th, 2000, MPN filed its Second Amended Plan of Reorganization Dated July 7, 2000, which the SPA Parties acknowledge is the Plan of Reorganization contemplated under the Agreement;

                  WHEREAS, MPN, MedPartners, the Consenting MPI Subs and the Consenting MPPs (collectively, the "Disputed Deduction Claimants") assert claims against the Plans, including the Consenting Plans, arising out of or relating to allegedly improper, duplicate, excessive or wrongful capitation deductions or withholds taken by such Plans (collectively, the "Disputed Deductions"), including without limitation Disputed Deductions taken in connection with allegedly improper, duplicate, excessive or wrongful payments made by such Plans to MPN Providers and Managed Physician Practice Providers concerning Provider Claims such that those Providers allegedly received more than that which was due to them ("Disputed Payments");

                  WHEREAS, the Consenting Plans assert that the Disputed Deductions taken by them were not improper, duplicative, excessive or wrongful under their respective Health Care Service Agreements or otherwise applicable law;

                  WHEREAS, Providers assert Claims for Health Care Services against one or more of the SPA Parties;

                  WHEREAS, MPN, MedPartners, the DOC, the Special
Monitor-Examiner, CIGNA HealthCare of California, Inc., Health Net, and PacifiCare of California have entered into that certain letter agreement dated October 6, 1999, regarding certain Interim Distributions, as defined therein (the "October 6 Letter Agreement");

                  WHEREAS, the parties to the Agreement have waived the condition precedent to the Effective Date of the Agreement set forth in Section 13(b) thereof;

                  WHEREAS, the conditions precedent to the Effective Date of the Agreement set forth in Sections 13(c), (d), and (e) thereof each have been satisfied;

                  WHEREAS, the SPA Parties agree and acknowledge that the requirements of Section 16.17(k) of the Agreement have been waived;

                  WHEREAS, MPN, MedPartners, the Consenting MPI Subs, the Consenting MPPs, and those Plans identified in amended Exhibit "C" to the Supplemental Plan Agreement Dated December 10, 1999, (as amended from time-to-time prior to the date hereof, the "Initial SPA") entered into the Initial SPA;

                  WHEREAS, MPN, MedPartners and Consenting Plans satisfying the Consenting Plan Threshold Amount have previously entered into Amendments Nos. 1 through 6 to the Initial SPA;

                  WHEREAS, on or about December 15, 1999, SCAN Health Plan, PacifiCare of California, Health Net, both for itself and as successor to Foundation Health, CIGNA HealthCare of California, Inc., and MedPartners entered into that certain "Agreement with Respect to Section 12.3.1 of the Supplemental Plan Agreement," a true and correct copy of which is attached hereto as Exhibit "K" and incorporated herein by this reference, whereby, among other things, the condition precedent set forth in Section 12.2.4 of the Initial SPA was waived, subject to the terms and conditions of that agreement;

                  WHEREAS, on or about January 24, 2000, MPN, MedPartners, and certain Consenting Plans that satisfy the Consenting Plan Threshold Amount entered into that certain "Waiver Regarding Supplemental Plan Agreement," a true and correct copy of which is attached hereto as Exhibit "_" and incorporated herein by this reference, whereby, among other things, the requirement in Section 12.1 of the Initial SPA was waived, subject to the terms and conditions of that agreement;

                  WHEREAS, the Initial Restated Agreement was amended pursuant to a form of amendment substantially in the form and content of Exhibit "F" to the Initial SPA;

                  WHEREAS, on or about December 31, 1999, the DOC issued a letter substantially in the form and content of Exhibit "E" to the Initial SPA to each Plan identified in amended Exhibit "C" thereto and to such other Plans that had entered into Health Care Services Agreements with KPC Medical Management, Inc., KPC Global Care, Inc. or an affiliate of either of them;

                  WHEREAS, on __________, 2000, the Bankruptcy Court entered its order approving the Initial SPA.

                  NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the SPA Parties agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

         1.1      Definitions.

                  Capitalized terms used in the SPA but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. As used in the SPA, the following additional capitalized terms shall have the following meanings:

                  "Agreement" has the meaning ascribed to such term in the Recitals hereof.

                  "CHW" means Catholic Healthcare West.

                  "Committee Representative" has the meaning ascribed to such term in subsection 7.4 hereof.

                  "Confirmation Date" means the date upon which the Bankruptcy Court enters an order confirming the Plan of Reorganization.

                  "Consenting MPI Sub" has the meaning ascribed to such term in the Preamble hereof.

                  "Consenting MPP" has the meaning ascribed to such term in the Preamble hereof.

                  "Consenting Plan" has the meaning ascribed to such term in the Preamble hereof.

                  "Consenting Plan Threshold Amount" means at least four (4) Consenting Plans that total in the aggregate at least sixty percent (60%) of the amounts set forth in Exhibit "D" hereto.

                  "Contracting Provider" means a Provider with a written contract with MPN covering the period of time during which the applicable Health Care Services were rendered and in which such Provider agreed to look for payment only from MPN or a Managed Physician Practice, as the case may be.

                  "Direct Contract Claim" has the meaning ascribed to such term in subsection 13.1 hereof.

                  "Disputed Deduction Claimants" has the meaning ascribed to such term in the Recitals hereof.

                  "Disputed Deductions" has the meaning ascribed to such term in the Recitals hereof.

                  "Disputed Payments" has the meaning ascribed to such term in the Recitals hereof.

                  "Examiner Order" has the meaning ascribed to such term in the Recitals hereof.

                  "Final Judgment" has the meaning ascribed to such term in subsection 11.6.3 hereof.

                  "Final Preserved Claim" has the meaning ascribed to such term in subsection 20.18 hereof.

                  "HASC" means Healthcare Association of Southern California.

                  "Initial Agreement" has the meaning ascribed to such term in the Recitals hereof.

                  "Initial Restated Agreement" has the meaning ascribed to such term in the Recitals hereof.

                  "Initial SPA" has the meaning ascribed to such term in the Recitals hereof.

                  "MedPartners" has the meaning ascribed to such term in the Preamble hereof.

                  MPI Parties" has the meaning ascribed to such term in subsection 20.15 hereof.

                  "MPN" has the meaning ascribed to such term in the Preamble hereof.

                  "Noticed Duplicate Payment" means a payment made by a Disputed Deduction Claimant to a Provider on account of a Provider Claim after: (i) that Provider Claim previously had been paid by a Consenting Plan that had the legal right to do so; and (ii) such Consenting Plan notified the Disputed Deduction Claimant that the Consenting Plan had made such payment.

                  "October 6 Letter Agreement" has the meaning ascribed to such term in the Recitals hereof.

                  "Offsetable Claims" has the meaning ascribed to such term in subsection 11.2 hereof.

                  "Ordinary Course Defenses" has the meaning ascribed to such term in subsection 11.3 hereof.

                  "Plan Subscriber Agreement" shall mean the contract between a Consenting Plan and an enrollee or a group purchaser on behalf of enrollees which describes the costs, benefits, services, procedures, conditions, limitations, exclusions, and other obligations to which enrollees are entitled and subject to under a benefit plan offered by the Consenting Plan.

                  "Preserved Claim" means either a Managed Physician Practice Preserved Claim, an MPN Preserved Claim or a Plan Preserved Claim.

                  "SPA" has the meaning ascribed to such term in the Preamble hereof.

                  "SPA Effective Date" has the meaning ascribed to such term in
Section 12.2 hereof.

                  "SPA Parties" has the meaning ascribed to such term in the Preamble hereof.

                  "Standstill Termination Date" has the meaning ascribed to such term in Section 20.17 hereof.

                  "Tenet" means Tenet Health Systems Hospital.

         1.2      Construction.

                  Unless the context of the SPA clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereto," "hereunder," and similar terms in the SPA refer to the SPA as a whole and not to any particular provision of the SPA. Section, subsection, clause, schedule, and exhibit references are to the

SPA unless otherwise specified. Any reference in the SPA shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, hereto and hereof, as applicable. Unless specified otherwise, any reference to "days" shall mean "calendar days."

         1.3      Schedules and Exhibits.

                  The Recitals hereof and any schedules or exhibits attached hereto shall be deemed incorporated herein by reference.

2.       CALIFORNIA OPERATIONS; MATERIALITY OF SUPPLEMENTAL PLAN AGREEMENT.

                  The provisions of the SPA shall apply only to the California Operations. With respect to Talbert Medical Group, Inc., Beverly Hills Physicians Association, a Medical Group, Inc., and United Pacific Medical Group, Inc., the provisions of the SPA shall apply only with respect to Claims by or against any SPA Party arising prior to the effective dates of the sale of practice assets or the disassociation from MedPartners or its affiliates by such medical groups (on or about July 31, 1999, April 1, 1999 and August 8, 1999, respectively). Nothing in the SPA is intended or shall operate to affect, in any manner, any contractual or other relationship between any such medical group and any Consenting Plan, which has existed, is existing or will exist in the future, and which relates to any period after the effective date that the practice assets associated with the medical group in question were divested by or disassociated from (as the case may be) MedPartners or its affiliates. Each of the provisions of the SPA is material to the performance by MPN and MedPartners of their respective obligations under the Agreement, and each of the provisions of the SPA is material to the agreement by any SPA Party to grant the waivers, releases and subordinations provided for herein.

3.       REPRESENTATIONS AND WARRANTIES OF MPN.

                  MPN represents and warrants as follows:

         3.1      Organization.

                  MPN is duly organized and existing and in good standing under the laws of the State of California and is qualified to do business in the State of California and in no other state.

         3.2      Due Authorization; No Conflict.

                  3.2.1 Other than obtaining approval of the Bankruptcy Court, the execution, delivery and performance by MPN of the SPA has been duly authorized by all necessary corporate action.

                  3.2.2 Subject to Bankruptcy Court approval, the execution, delivery and performance by MPN of the SPA does not: (a) violate any provision of federal, state or local law or regulation applicable to MPN, the Governing Documents of MPN, or any order, judgment or decree of any court or other Governmental Authority binding on MPN; (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of MPN; or (c) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of MPN other than the consent of MedPartners' lenders.

                  3.2.3 Other than the approval of the Bankruptcy Court and the consent of MedPartners' lenders, the execution, delivery and performance by MPN of the SPA does not require any registration with, consent or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                  3.2.4 Subject to Bankruptcy Court approval, the SPA is the legally valid and binding obligation of MPN, enforceable against MPN in accordance with its terms.

         3.3      No Assignment or Transfer of Claims.

                  Except as contemplated by the SPA, MPN has not assigned or transferred, and will not assign or transfer, to any other Person or entity in any manner all or any portion of any Claim or right against any other SPA Party relating to the California Operations.

4.       REPRESENTATIONS AND WARRANTIES OF MEDPARTNERS AND EACH CONSENTING MPI
         SUB.

                  MedPartners and each Consenting MPI Sub represents and warrants as follows, with each such representation and warranty relating solely to the entity making such representation and warranty:

         4.1      Organization.

                  MedPartners and each Consenting MPI Sub is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business, and in good standing, in all states, except where the failure to be so licensed or qualified reasonably could not be expected to constitute a material adverse change with respect to MedPartners or such Consenting MPI Sub, as applicable.

         4.2      Due Authorization; No Conflict.

                  4.2.1 The execution, delivery and performance of the SPA by MedPartners and each Consenting MPI Sub has been duly authorized by all necessary corporate action.

                  4.2.2 The execution, delivery and performance by MedPartners and each Consenting MPI Sub of the SPA does not: (a) violate any provision of federal, state or local law or regulation applicable to MedPartners or such Consenting MPI Sub, the Governing Documents of MedPartners or such Consenting MPI Sub, or any order, judgment or decree of any court or other Governmental Authority binding on MedPartners or such Consenting MPI Sub; (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of MedPartners or such Consenting MPI Sub; or (c) require any approval of stockholders, other than that of MedPartners as to each Consenting MPI Sub, or any approval or consent of any Person under any material contractual obligation of MedPartners or such Consenting MPI Sub, other than the consent of MedPartners' lenders.

                  4.2.3 Other than the consent of MedPartners' lenders, the execution, delivery and performance by MedPartners and each Consenting MPI Sub of the SPA does not require any registration with, consent or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                  4.2.4 The SPA is the legally valid and binding obligation of MedPartners and each Consenting MPI Sub, enforceable against MedPartners and each Consenting MPI Sub in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

         4.3      No Assignment or Transfer of Claims.

                  Except as contemplated by the SPA, neither MedPartners nor any Consenting MPI Sub has assigned or transferred, nor will it assign or transfer, to any other Person or entity in any manner all or any portion of any Claim or right against any other SPA Party relating to the California Operations.

5.       REPRESENTATIONS AND WARRANTIES OF EACH CONSENTING MPP.

                  Each Consenting MPP represents and warrants as follows, with each such representation and warranty relating solely to the entity making such representation and warranty:

         5.1      Organization.

                  Each Consenting MPP is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, all states, except where the failure to be so licensed or qualified reasonably could not be expected to constitute a material adverse change with respect to such entity.

         5.2      Due Authorization; No Conflict.

                  5.2.1 The execution, delivery and performance by each Consenting MPP of the SPA has been duly authorized by all necessary corporate action.

                  5.2.2 The execution, delivery and performance by each Consenting MPP of the SPA does not: (a) violate any provision of federal, state or local law or regulation applicable to such Consenting MPP, the Governing Documents of such Consenting MPP, or any order, judgment or decree of any court or other Governmental Authority binding on such Consenting MPP; (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Consenting MPP; or (c) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Consenting MPP.

                  5.2.3 The execution, delivery and performance by such Consenting MPP of the SPA does not require any registration with, consent or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                  5.2.4 The SPA is the legally valid and binding obligation of each Consenting MPP, enforceable against such Consenting MPP in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

         5.3      No Assignment or Transfer of Claims.

                  Except as contemplated by the SPA, no Consenting MPP has assigned or transferred, nor will it assign or transfer, to any other Person or entity in any manner all or any portion of any Claim or right against any other SPA Party relating to the California Operations.

6.       REPRESENTATIONS AND WARRANTIES OF EACH CONSENTING PLAN.

                  Each Consenting Plan represents and warrants as follows, with each such representation and warranty relating solely to the entity making such representation and warranty:

         6.1      Organization.

                  Each Consenting Plan is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in the State of California.

         6.2      Due Authorization; No Conflict.

                  6.2.1 The execution, delivery and performance by each Consenting Plan of the SPA has been duly authorized by all necessary corporate action.

                  6.2.2 The execution, delivery and performance by each Consenting Plan of the SPA does not: (a) violate any provision of federal, state or local law or regulation applicable to such Consenting Plan, the Governing Documents of such Consenting Plan, or any order, judgment or decree of any court or other Governmental Authority binding on such Consenting Plan; (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Consenting Plan; or (c) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Consenting Plan.

                  6.2.3 The execution, delivery and performance by such Consenting Plan of the SPA does not require any registration with, consent or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                  6.2.4 The SPA is the legally valid and binding obligation of each Consenting Plan, enforceable against such Consenting Plan in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

         6.3      No Assignment or Transfer of Claims.

                  Except as contemplated by the SPA, no Consenting Plan has assigned or transferred, nor will it assign or transfer, to any other Person or entity in any manner all or any portion of any Claim or right against any other SPA Party relating to the California Operations.

7.       AFFIRMATIVE COVENANTS OF MPN.

                  MPN hereby covenants and agrees as follows:

         7.1      Plan of Reorganization.

                  MPN shall file with the Bankruptcy Court, and pursue confirmation of, the Plan of Reorganization consistent with the terms of the SPA.

         7.2      Standstill of Pursuit/Tolling of Certain Claims.

                  MPN shall: (a) not pursue any of its Claims that are to be waived, released or subordinated pursuant to the terms of the SPA until such time, if any, that the SPA terminates pursuant to the provisions of subsection
12.4 hereof; and (b) refrain from asserting as a defense any, and toll all, statutes of limitation that have not expired as of the Petition Date applicable to any Claims of any other SPA Party against MPN until ninety (90) days after the time, if any, that the SPA terminates pursuant to the provisions of subsection 12.4 hereof.

         7.3      No Equitable Subordination.

                  MPN shall not seek to equitably subordinate any Claims of a Consenting Plan against MPN or any Claims of MedPartners or any of its affiliates against MPN. The foregoing is without prejudice to the rights and claims of any other party in interest in the Bankruptcy Case, including, without limitation, the rights of the Creditors Committee.

         7.4      Notice Regarding MPN Provider Release Thresholds.

                  MPN agrees that the Creditors Committee may appoint a representative (the "Committee Representative") to supervise, jointly with MPN, the balloting process concerning both voting on the Plan of Reorganization and the elections of parties to agree to be bound by the MPN Provider Release provisions contained in Article 9 of the Plan of Reorganization. MPN shall cooperate fully with the Committee Representative and provide the Committee Representative with full access to ballots as they are received. No later than
(i) in the first instance, three (3) Business Days following the deadline established by the Bankruptcy Court for returning ballots to be counted as votes accepting or rejecting the Plan of Reorganization, and (ii) in the second instance, the seventeenth (17th) Business Day following the date on which the Bankruptcy Court enters an order confirming the Plan of Reorganization, the Committee Representative or MPN shall deliver to the Consenting Plans, MedPartners, and each other a written notice: (a) identifying which MPN Providers listed on Exhibits "H" and "I" hereto have become Consenting Providers and which have not; and (b) informing the Consenting Plans and MedPartners as to whether the thresholds provided for in subsections 12.2.5 and 12.2.6 hereof have been satisfied.

8.       AFFIRMATIVE COVENANTS OF MEDPARTNERS AND EACH CONSENTING MPI SUB.

                  MedPartners and each Consenting MPI Sub hereby covenant and agree as follows:

         8.1      Plan of Reorganization.

                  MedPartners and each Consenting MPI Sub shall support confirmation and implementation of the Plan of Reorganization consistent with the SPA; provided, however, that except as otherwise may be agreed to by MedPartners or a Consenting MPI Sub, neither MedPartners nor any such Consenting MPI Sub shall be required to support a plan of reorganization that contains provisions that are materially adverse to it other than as set forth in the SPA.

         8.2      Standstill of Pursuit/Tolling of Certain Claims.

                  MedPartners and each Consenting MPI Sub shall: (a) not pursue any of its Claims that are to be waived, released or subordinated pursuant to the terms of the SPA, until such time, if any, that the SPA terminates pursuant to the provisions of subsection 12.4 hereof; and (b) refrain from asserting as a defense any, and toll all, statutes of limitation that had not expired as of the Amended Agreement Date applicable to any Claims of any other SPA Party against it until ninety (90) days after the time, if any, that the SPA terminates pursuant to the provisions of subsection 12.4 hereof; provided, however, that any SPA Party may file, amend (subject to any objections thereto), or defend its Claims.

         8.3      Subordination.

                  Effective upon confirmation and the effectiveness of the Plan of Reorganization, MedPartners and each Consenting MPI Sub subordinate to, and only to, MPN Provider Claims that are or become Allowed MPN Claims held by Consenting Providers or Consenting Plans and Plan Preserved Claims that become Allowed MPN Claims held by Consenting Plans, all of MedPartners' or such Consenting MPI Sub's Claims against MPN and its bankruptcy estate, including without limitation any Claims MedPartners may have to receive any amounts that were due to it prior to the Petition Date under the terms of the Management Agreement or by reason of the rejection in the Bankruptcy Case of the Management Agreement, but excluding any MPN Provider Claims that become Allowed MPN Claims held by MedPartners or an affiliate of MedPartners and any Bankruptcy Code Section 503(b) Claim of MedPartners for unpaid post-Petition Date amounts payable by MPN under the terms of the Management Agreement, as amended effective as of March 12, 1999. Any property otherwise distributable with respect to such subordinated Claims of MedPartners and the Consenting MPI Subs shall be distributed to Consenting Providers and Consenting Plans on account of their MPN Provider Claims and MPN Plan Preserved Claims that become Allowed MPN Claims until the MedPartners Funding Commitment has been fulfilled with respect to MPN.

         8.4      No Equitable Subordination.

                  Neither MedPartners nor any Consenting MPI Sub shall seek to equitably subordinate any Claim of a Consenting Plan against MPN.

         8.5      Release of MPN.

                  In order to receive the benefits of the Plan of Reorganization, MedPartners and each of its affiliates that hold Provider Claims must have submitted a ballot on the Plan of Reorganization agreeing to be bound by the MPN Provider Release provisions contained in Article 9 thereof with respect to the Provider Claims against MPN held by each such entity.

         8.6      Amendment Of Agreement.

                  MedPartners shall notify each SPA Party in writing of each and every amendment or material modification of the Agreement within two (2) Business Days after the execution of such amendment or material modification by MedPartners.

         8.7      Claims Against Providers or Plans.

                  MedPartners and each Consenting MPI Sub shall cooperate with each other and with MPN in the assertion and prosecution of any Claim that may be asserted by MPN, MedPartners or a Consenting MPI Sub against a Provider or a Plan, including without limitation by conveying and assigning to MPN, MedPartners or a Consenting MPI Sub, whenever requested to do so by such entity, the entire right, title and interest of such assignor in and to any Claim related to a Disputed Payment or a Disputed Deduction, subject to all Claims, defenses, counterclaims, offsets and recoupments held by the Provider or Plan, as applicable, that could have been raised had such Claim not been transferred.

         8.8      Notice Regarding MPP Release Thresholds.

                  On or before December 8, 1999, MedPartners shall deliver to the Consenting Plans and MPN a written notice: (a) identifying which MPP Providers listed on Exhibit "G" have become Consenting Providers and which of those MPP Providers have not as of such date; and (b) informing the Consenting Plans and MPN as to whether the threshold provided for in subsection 12.2.4 hereof has been satisfied.

9.       AFFIRMATIVE COVENANTS OF EACH CONSENTING MPP.

                  Each Consenting MPP hereby covenants and agrees as follows:

         9.1      Plan of Reorganization.

                  Each Consenting MPP shall support confirmation and implementation of the Plan of Reorganization consistent with the SPA; provided, however, that except as otherwise may be agreed to by a Consenting MPP, no Consenting MPP shall be required to support a plan of reorganization that contains provisions that are materially adverse to it other than as set forth in the SPA.

         9.2      Standstill of Pursuit/Tolling of Certain Claims.

                  Each Consenting MPP shall: (a) not pursue any of its Claims that are to be waived, released or subordinated pursuant to the terms of the SPA, until such time, if any, that the SPA terminates pursuant to the provisions of subsection 12.4 hereof; and (b) refrain from asserting as a defense any, and toll all, statutes of limitation that have not expired as of the Amended Agreement Date applicable to any Claims of any other SPA Party against it until ninety (90) days after the time, if any, that the SPA terminates pursuant to the provisions of subsection 12.4 hereof; provided, however, that any SPA Party may file, amend (subject to any objections thereto), or defend its Claims.

         9.3      Subordination.

                  Effective upon confirmation and the effectiveness of the Plan of Reorganization, each Consenting MPP subordinates to, and only to, MPN Provider Claims that are or become Allowed MPN Claims held by Consenting Providers or Consenting Plans and Plan Preserved Claims that become Allowed MPN Claims held by Consenting Plans, all of such Consenting MPP's Claims against MPN and its bankruptcy estate, excluding any Managed Physician Practice Preserved Claims.

         9.4      No Equitable Subordination.

                  No Consenting MPP shall seek to equitably subordinate any Claim of a Consenting Plan against MPN.

         9.5      Claims Against Providers or Plans.

                  Each Consenting MPP shall cooperate with MPN, MedPartners and each Consenting MPI Sub in the assertion and prosecution of any Claim that may be asserted by MPN, MedPartners or a Consenting MPI Sub against a Provider or a Plan, including without limitation by conveying and assigning to MPN, MedPartners or such Consenting MPI Sub, whenever requested to do so by such entity, the entire right, title and interest of such Consenting MPP in and to any shared risk receivable Claim or any Claim related to a Disputed Deduction or a Disputed Payment, subject to all Claims, defenses, counterclaims, offsets and recoupments held by the Provider or Plan, as applicable, that could have been raised had such Claim not been transferred.

         9.6      Recognition Of Rights.

                  Nothing in this Section 9 or the SPA shall be construed to:
(i) stay or restrain the holder of a Claim against a Managed Physician Practice from pursuing such Claim against such Managed Physician Practice, except as may be provided in the MPPP Release, Section 13.1 of the SPA, or the Release executed or to be executed by a Consenting Plan with respect to its Plan Preserved Claims or Managed Physician Practice Provider Claims; or (ii) affect any rights of any Consenting Plan to enforce or collect upon any Direct Contract Claim (as defined in Section 13.1 hereof).

10.      AFFIRMATIVE COVENANTS OF EACH CONSENTING PLAN.

                  Each Consenting Plan hereby covenants and agrees as follows:

         10.1     Plan of Reorganization.

                  Each Consenting Plan shall support confirmation and implementation of the Plan of Reorganization consistent with the SPA; provided, however, that:

                  (a) Except as otherwise may be agreed to by a Consenting Plan, no Consenting Plan shall be required to support a plan of reorganization that contains provisions that are materially adverse to it other than as set forth in the SPA;

                  (b) The obligations arising under this subsection 10.1 for any Consenting Plan that is a member of the Creditors Committee shall be subject to such Consenting Plan's fiduciary duties as a member thereof;

                  (c) Each Consenting Plan's obligation to support confirmation of the Plan of Reorganization is contingent upon confirmation of such Plan of Reorganization by September 15, 2000 (provided further, however, that a failure to confirm the Plan of Reorganization by such date shall not excuse compliance with such Consenting Plan's obligation to support confirmation and implementation of the Plan of Reorganization if the delay is attributable in material part to an act, action, omission or inaction of such Consenting Plan after the SPA Execution Date that is not otherwise permissible under the SPA); and

                  (d) Each Consenting Plan's obligation to support confirmation of the Plan of Reorganization shall terminate if a chapter 11 trustee is appointed over MPN in the Bankruptcy Case.

         10.2     Consenting Plans' Provider Claim Releases.

                  Not later than thirty (30) days following the Effective Date of the Plan of Reorganization, each Consenting Plan shall execute and deliver to MedPartners a Managed Physician Practice Plan Release with respect to all Managed Physician Practice Provider Claims held by such Consenting Plan and an MPN Plan Release with respect to all MPN

Provider Claims held by such Consenting Plan, in the form attached hereto as Exhibit __. In order to receive the benefits of the Plan of Reorganization, each Consenting Plan must have submitted a ballot voting to accept the Plan of Reorganization and agreeing to be bound by the release provisions contained therein with respect to its Plan Preserved Claims as to MPN, including the MPN Provider Claims held by such Consenting Plan.

         10.3     Standstill of Pursuit/Tolling of Certain Claims.

                  Each Consenting Plan shall: (a) not pursue any of its Claims that are to be waived, released or subordinated pursuant to the terms of the SPA, until such time, if any, that (i) the SPA terminates pursuant to the provisions of subsection 12.4 hereof or (ii) any of the standstill, forbearance and/or release provisions in favor of the Consenting Plans contained in the MPN Provider Release or the MPP Release terminates; and (b) refrain from asserting as a defense any, and toll all, statutes of limitation that have not expired as of the Amended Agreement Date applicable to any Claims of any other SPA Party against it until ninety (90) days after the time, if any, that (i) the SPA terminates pursuant to the provisions of subsection 12.4 hereof or (ii) any of the standstill, forbearance and/or release provisions in favor of the Consenting Plans contained in the MPN Provider Release or the MPP Release terminates; provided, however, that any SPA Party may file, amend (subject to any objections thereto), or defend its Claims.

         10.4     Subordination.

                  Effective upon confirmation and the effectiveness of the Plan of Reorganization, each Consenting Plan subordinates all of its MPN Plan Subordinated Claims to, and only to, MPN Provider Claims that are or become Allowed MPN Claims held by Consenting Providers or Consenting Plans and Plan Preserved Claims that become Allowed MPN Claims held by Consenting Plans. Any property otherwise distributable with respect to the MPN Plan

Subordinated Claims shall distributed to Consenting Providers and Consenting Plans on account of their MPN Provider Claims and MPN Plan Preserved Claims that become Allowed MPN Claims, until the MedPartners Funding Commitment has been fulfilled with respect to MPN. The MPN Plan Subordinated Claims include, by way of example and not limitation, all Claims asserted by a Consenting Plan against
MPN: (a) for prospective damages (including lost profits and costs incurred in recontracting with other Providers) arising as a consequence of (i) the failure to perform for the full remaining term under a Health Care Services Agreement between MPN and such Plan as a consequence of the sale of practice assets of a Managed Physician Practice or closure of a Managed Physician Practice or clinic thereof (including pre-Petition Date and post-Petition Date sales or closures),
(ii) the failure by MPN to assume in the Bankruptcy Case any lease or executory contract relating to the post-Petition Date sale or closure of a Managed Physician Practice or clinic thereof, (iii) increased capitation or fee for service expenses incurred by a Consenting Plan as a result of a pre-Petition Date or post-Petition Date clinic or Managed Physician Practice closure through the remaining term of the Health Care Services Agreement, or (iv) the transfer of institutional risk to such Consenting Plan; (b) resulting from MPN's rejection, or the Managed Physician Practice's termination, of a Consenting Plan's Health Care Services Agreements; (c) for damages under a Health Care Services Agreement (including consequential damages, damage to reputation, special, incidental or indirect damages, loss of profits or income, and exemplary or punitive damages) by a Consenting Plan against MPN or a Managed Physician Practice that did not result in actual pecuniary losses to such Consenting Plan; (d) incurred as a result of a Consenting Plan moving members from a Managed Physician Practice or MPN; and (e) arising from the tortious acts or omissions of MPN, MedPartners or any of its affiliates, or a Managed Physician Practice.

         10.5     No Equitable Subordination.

                  No Consenting Plan shall seek to equitably subordinate any Claim of MedPartners or any of its affiliates against MPN. The foregoing is without prejudice to the rights and claims of any other party in interest in the Bankruptcy Case, including without limitation, the rights of the Creditors Committee.

         10.6     Authorized Agent.

                  Consenting Plans constituting the Consenting Plan Threshold Amount shall designate to Caremark and the bank issuing the letter of credit described below on or before the Effective Date of the Plan of Reorganization a single representative of all Consenting Plans to act as the Authorized Agent of the Consenting Plans under a Drawing Certificate with respect to that certain Irrevocable Standby Letter of Credit for the account of Caremark Rx, Inc. in the original Stated Amount of $2,000,000 to be issued in connection with the Agreement. Each Consenting Plan acknowledges that for purposes of the Agreement any drawing made by such Authorized Agent shall be deemed to have been paid to the applicable Consenting Plan or Plans on whose behalf the Authorized Agent made a draw under such Drawing Certificate. The Authorized Agent can be changed by notice delivered to Caremark and the bank issuing such letter of credit by Consenting Plans constituting the Consenting Plan Threshold Amount.

11A.     MPN PROVIDER CLAIMS HELD BY CONSENTING PLANS.

         11A.1    Noticed Provider Claims of Contracting Providers.

                  An MPN Provider Claim that is held by a Consenting Plan shall be subject to, and receive the benefits of, the MedPartners Funding Commitment only to the extent that: (a) such Claim is or becomes an Allowed MPN Claim; (b) such Consenting Plan has paid such Allowed MPN Claim on or before the Effective Date of the Plan of Reorganization; (c) such Claim is for services rendered by a Provider who is a Contracting Provider with respect to such Claims; and (d) such Consenting Plan signs and delivers to MPN the MPN Plan Release as provided in subsection 10.2 hereof or any other agreement between MPN and a Consenting Plan that (i) modifies the SPA as to those parties, and (ii) has been approved by Final Order of the Bankruptcy Court.

         11A.2    Noticed Provider Claims of Providers That Are Not Contracting
Providers.

                  An MPN Provider Claim that is held by a Consenting Plan shall be subject to, and receive the benefits of, the MedPartners Funding Commitment only to the extent that: (a) such Claim is or becomes an Allowed MPN Claim; (b) such Consenting Plan has paid such Allowed MPN Claim on or before December 31, 2000; (c) such Claim is for services rendered by a Provider who is not a Contracting Provider with respect to such Claims; and (d) such Consenting Plan signs and delivers to MPN the MPN Plan Release as provided in subsection 10.2 hereof or any other agreement between MPN and a Consenting Plan that (i) modifies the SPA as to those parties, and (ii) has been approved by Final Order of the Bankruptcy Court.

         11A.3    Non-Noticed Provider Claims.

                  An MPN Provider Claim of an MPN Provider which was not given notice of the applicable MPN Claim bar date that is held by a Consenting Plan shall be subject to, and receive the benefits of, the MedPartners Funding Commitment only to the extent that: (a) such

Claim is or becomes an Allowed MPN Claim; (b) such Consenting Plan has paid such Allowed MPN Claim on or before March 31, 2001; and (c) such Consenting Plan signs and delivers to MPN the MPN Plan Release as provided in subsection 10.2 hereof or any other agreement between MPN and a Consenting Plan that (i) modifies the SPA as to those parties, and (ii) has been approved by Final Order of the Bankruptcy Court.

         11A.4    No Solicitation of Claims By Consenting Plans.

                  Each Consenting Plan hereby covenants that it will not, directly or indirectly, solicit, invite or otherwise encourage submission of MPN Provider Claims by Providers to any Consenting Plan and will take reasonable actions to cause its officers, agents, attorneys and employees not to solicit, invite or otherwise encourage, whether implicitly or explicitly, submission by Providers to any Consenting Plan of MPN Provider Claims. Each Consenting Plan further agrees that it will not, directly or indirectly, any Provider to threaten, institute or escalate any collection action against a member/enrollee regarding the payment of any MPN Provider Claim.

11.      DISPUTED DEDUCTIONS.

         11.1     Initial Recourse Against Providers.

                  Before any Disputed Deduction Claimant may pursue a Consenting Plan on account of a Disputed Deduction related to a Disputed Payment, such Disputed Deduction Claimant, as well as any agent acting on its behalf, first shall pursue its Claim related to such Disputed Payment against the Provider who received the Disputed Payment as provided herein, through: (a) where the Provider has one or more Offsetable Claims (as hereinafter defined), an offset or recoupment against the Provider's Offsetable Claims by either (i) litigation to a final judgment, (ii) arbitration to final award, or (iii) compromise, subject to subsection 11.4 hereof; or (b) where the Provider has no Offsetable Claims, by either (i) litigation concluded through final judgment, (ii) arbitration concluded through final arbitration award, or (iii) entry into a final compromise, subject to the provisions of subsection 11.4 hereof. If a Provider has Offsetable Claims, the Disputed Deduction Claimant shall, as a first priority and in priority to all other rights against the Provider (except Ordinary Course Defenses), exhaust all objections, offsets, recoupments, defenses, Claims and counterclaims against the Provider's Offsetable Claims which may be available to it based upon the Disputed Payments. If the finally determined Disputed Payments to the Provider exceed the Provider's Offsetable Claims, the Disputed Deduction Claimant shall reduce the Provider's Offsetable Claims in accordance with the preceding sentence and pursue recovery of the excess against the Provider in accordance with subsection (a) above. Except to the extent necessary to preserve the protections afforded to a Consenting Plan or a Disputed Deduction Claimant, or as expressly provided herein, Section 11 hereof shall impose no procedural requirement on any Disputed Deduction Claimant.

                  In connection with the assertion of any Claim related to a Disputed Payment against a Provider, the Disputed Deduction Claimant will use reasonable efforts to provide to the Provider such written explanation, including if available an Explanation of Benefits form, and such other information as may be reasonably available relating to the Disputed Payment.

         11.2     Offsetable Claims.

                  A Provider's offsetable Claims ("Offsetable Claims") shall be determined by reducing the Provider's Claim based upon any objection or defense (but not offsets, counterclaims or recoupments) which has been customarily asserted by MPN or a Consenting MPP in response to Claims prior to March 11, 1999, and which directly relates to any Disputed

Deduction Claimant's obligation to pay the specific Claim in question, either as to the validity or the amount of such specific Claim (the "Ordinary Course Defenses"). Nothing in this subsection 11.2 shall be construed to require that a Disputed Deduction Claimant assert any Ordinary Course Defense against a Provider's Claim.

         11.3     Ordinary Course Defenses.

                  For purposes of this Section 11, Ordinary Course Defenses include without limitation all objections or defenses (but not counterclaims, offsets or recoupments) based upon: (a) ineligibility of a Plan enrollee under a Plan Subscriber Agreement, including without limitation ineligibility arising because such enrollee's coverage was terminated or such enrollee was not assigned to MPN or a Managed Physician Practice at the time of service; (b) failure of a Provider to submit a billing timely pursuant to the terms of the Provider's agreement with a Disputed Deduction Claimant or applicable law; (c) failure of a Provider to file with the Bankruptcy Court a proof of claim regarding a MPN Provider Claim, or to file with the applicable Disputed Deduction Claimant a Managed Physician Practice Provider Claim, on or before any applicable bar date and in conformity with the procedures otherwise established pursuant to the provisions of subsections 3.8(b) and 3.8(c), respectively, of the Agreement, the notices of bar date mailed to such Provider and, with respect to a MPN Provider Claim, any bar date order entered in the Bankruptcy Case; (d) the determination that a Provider Claim is duplicative; (e) the determination that a Provider Claim previously has been paid or otherwise satisfied or properly denied subject to the requirements of subsection (l) below; (f) the service is excluded from coverage under the applicable Plan Subscriber Agreement; (g) the service was provided following exhaustion of benefits under the applicable Plan Subscriber Agreement with respect to an enrollee; (h) failure of an enrollee to obtain proper and timely authorization for a benefit or service where such failure would result in an appropriate denial of coverage under the applicable Plan Subscriber Agreement with respect to the enrollee; (i) the determination that a benefit or service was not medically necessary where such a determination would result in an appropriate denial of coverage under the applicable Plan Subscriber Agreement; (j) the determination that a benefit or service was included in a per diem or case rate for which a payment has already been made; (k) the determination that a benefit or service was included in another procedure for which payment has already been made (unbundled billing); and (l) failure of a Provider to submit a clean claim, to provide appropriate documentation to substantiate a Claim, or to provide requested information under an agreement or applicable law, provided that the Disputed Deduction Claimant shall notify or shall have notified the Provider of the insufficiency of the Claim and shall allow or shall have allowed the Provider to resubmit the Claim consistent with the requirements of Section 1371 of the California Health and Safety Code and, with respect to a MPN Provider Claim, applicable bankruptcy law regarding the amendment of a proof of such Claim. (The Disputed Deduction Claimants, and each of them, shall make available a reasonably and timely appeals process to review any appeals to a denied Provider Claim.) The listing of the Ordinary Course Defenses set forth above shall not be interpreted as an agreement by the Consenting Plans that such defenses are applicable or valid as to any particular Provider Claim. The SPA Parties acknowledge and agree that not falling within the definition of Ordinary Course Defenses are, without limitation, objections, defenses, Claims, counterclaims, or offset or recoupment rights that: (i) do not directly relate to the obligation of any Disputed Deduction Claimant to pay the specific Claim in question, either as to the validity or the amount of the Provider Claim; (ii) were not usually asserted by MPN or a Consenting MPP in response to Provider Claims prior to March 11, 1999 (provided, however, that the specific defenses set forth in this subsection 11.3 (a) through (l) above shall be deemed Ordinary Course Defenses);
(iii) arise from the Bankruptcy Code or Bankruptcy Rules (unless specifically set forth in subsection 11.3(a) through (l) above), such as for example equitable subordination, preference claims or fraudulent conveyance claims; or
(iv) constitute: (u) tort claims; (v) payment for administrative or other services provided by the Disputed Deduction Claimant under the contract with the Provider; (w) costs for reinsurance premiums; (x) advances on provider payments or loans; (y) the right to recover overpayments, excessive payments, or erroneous payments other than the Disputed Payment in question; or (z) the right to reimbursement related to a bonus, incentive or risk-sharing program.

         11.4     Settlements.

                  To the extent any Disputed Deduction Claimant settles or compromises an objection, defense, Claim, counterclaim, or offset or recoupment related to a Disputed Payment without the written consent or approval of an affected Consenting Plan, such Disputed Deduction Claimant waives the full amount of any Disputed Deduction Claim related to such Disputed Payment against such affected Consenting Plan; provided, however, that where the aggregate value of all Disputed Payments asserted against a particular Provider with respect to such affected Consenting Plan is less than $12,500, the Disputed Deduction Claimant may settle or compromise the subject Disputed Payment Claim without the consent of the affected Consenting Plan, without prejudice to the Disputed Deduction Claimant's rights, if any, to seek to recover from such applicable Consenting Plan any excess of the Disputed Payment Claim over the settled and compromised amount.

         11.5     Further Assurances.

                  Each SPA Party shall provide each other SPA Party such non-privileged information as is reasonably requested concerning a Disputed Payment or Disputed

Deduction; provided, however, that any confidential information shall be provided pursuant to this subsection 11.5 only if the recipient agrees to appropriate measures to protect such confidentiality. Upon receipt of reasonable notice, each SPA Party shall make appropriate representatives reasonably available to reasonably facilitate analysis of information concerning Disputed Deductions and Disputed Payments unless the affected SPA Parties otherwise agree.

                  Notwithstanding the foregoing, if a Consenting Plan is made a party to any litigation in which the Disputed Payment is in issue, the Consenting Plan's obligation to cooperate with any other SPA Party related to that litigation shall immediately cease, unless otherwise agreed. The cessation of the duty of cooperation shall not preclude a Disputed Deduction Claimant from using as evidence any information provided to such Disputed Deduction Claimant prior to the cessation of cooperation.

         11.6     Assignment Rights.

                  11.6.1 Assignment Of Claims By Plans. In order to facilitate the assertion by a Disputed Deduction Claimant of a right of offset or recoupment against a Provider's Offsetable Claims based upon a Disputed Payment by a Consenting Plan (and thereby effectuate the objective that a Provider not benefit from any duplicate, excessive or wrongful payment made to such Provider), such Consenting Plan assigns to such Disputed Deduction Claimant, subject to the provisions of subsection 11.6.2 below, any and all rights held by such Consenting Plan to recover any and all such Disputed Payments from any applicable Provider.

                  11.6.2 Limited Assignment by Plans Prior to Effective Date of Plan of Reorganization. The assignment provisions of subsection 11.6.1 above shall be fully effective upon the effective date of MPN's Plan of Reorganization. In the interim period prior to such effective date, however, an affected Consenting Plan shall assign to the Disputed Deduction

Claimant only the specific Claim or Claims (on a Claim-by-Claim basis) required by the Disputed Deduction Claimant on that date to pursue the steps outlined in subsection 11.1 hereof against a particular Provider.

                  11.6.3 Assignment Of Judgment By Disputed Deduction Claimant. In the event that, consistent with the terms of this Section 11, a Disputed Deduction Claimant obtains a final judgment or final arbitration award against a Provider solely on account of a Disputed Payment related to a Disputed Deduction taken by a Consenting Plan (a "Final Judgment"), at the election of the Disputed Deduction Claimant, the Disputed Deduction Claimant may assign such Final Judgment to the affected Consenting Plan subject to the terms of this subsection 11.6.3. The Disputed Deduction Claimant shall make its assignment of the Final Judgment to the Consenting Plan within forty-five (45) days after receiving the Final Judgment or shall lose its rights to assign the Final Judgment pursuant to this subsection 11.6.3. The Consenting Plan shall only be obligated to accept such assignment of the Final Judgment to the extent that:
(a) it (including its predecessors with whom it has merged) has an existing written contract with the applicable Provider for which no notice of termination or nonrenewal has been received or been given as of the date the Final Judgment is presented to the Consenting Plan; and (b) the amount of the total payments made by the Consenting Plan (including its predecessors with whom it has merged) to the applicable Provider as reimbursement for Health Care Services provided for the six (6) month period immediately preceding the date the Final Judgment is presented to the Consenting Plan is greater than the amount of the Final Judgment. In the event the affected Consenting Plan is obligated to accept the assignment as provided above, it shall reimburse the Disputed Deduction Claimant the amount of the Final Judgment within thirty (30) days after the effective date of assignment. In the event that the affected Consenting Plan does not acquire the Final Judgment as provided herein, the Disputed Deduction Claimant may seek to recover the unsatisfied portion of the Disputed Payment from the Consenting Plan as provided in subsection 11.7 hereof.

         11.7     Recovery Against Consenting Plan.

                  The Disputed Deduction Claimant shall not be required to collect on a final judgment or final arbitration award that it has obtained against a Provider before seeking to recover from a Consenting Plan on account of a Disputed Deduction taken with respect to such Disputed Payment, subject to the provisions hereof; provided, however, that any recovery the Disputed Deduction Claimant receives from such Provider will be applied first to reduce and offset any Disputed Deduction Claim related to the Disputed Payment before application to any other debt. A Disputed Deduction Claimant may pursue recovery from a Consenting Plan on account of a Disputed Deduction (subject to such Consenting Plan's applicable defenses, offsets, recoupments and counterclaims) only to the extent that: (a) such Disputed Deduction Claimant has fully complied with this Section 11 with respect to a Disputed Payment and the Disputed Deduction Claimants, in the aggregate, have not received the full economic benefit of a final judgment, final arbitration award or compromise entered into consistent with the provisions of subsection 11.4 hereof with respect to such Disputed Payment; (b) an MPN Provider or a Managed Physician Practice Provider has repaid to a Consenting Plan the Disputed Payment made by such Consenting Plan to such Provider that gave rise to the Disputed Deduction; or (c) the Disputed Deduction does not relate to a Disputed Payment. In connection with a Disputed Deduction Claimant's pursuit of recovery from a Consenting Plan on account of a Disputed Deduction in accordance with this subsection 11.7, such Consenting Plan and such Disputed Deduction Claimant shall cooperate in good faith to promptly settle and satisfy such dispute. If such dispute cannot be so settled and satisfied, the parties to the dispute agree to resolve such dispute in accordance with their rights under applicable law. If a Disputed Deduction Claimant makes a recovery from a Consenting Plan pursuant to a settlement with, or a final judgment or final arbitration award against, the Consenting Plan on account of a Disputed Deduction that relates to a Disputed Payment made by such Consenting Plan to a Provider, then such Disputed Deduction Claimant shall assign to such Consenting Plan any and all rights held by such Disputed Deduction Claimant to recover such Disputed Payment from such Provider.

         11.8 Prior Payments By MPN, MedPartners And Consenting MPP's To Providers.

                  One or more of the Disputed Deduction Claimants may have made payments on account of Provider Claims from March 11, 1999 through December 10, 1999, without effecting offsets or recoupments in a manner consistent with this
Section 11. Any payments so made shall not constitute a waiver by any Disputed Deduction Claimant of, nor constitute a defense by any Consenting Plan to, any Claims that may be asserted by a Disputed Deduction Claimant against a Consenting Plan related to a Disputed Deduction.

         11.9     Noticed Duplicate Payments.

                  Notwithstanding anything to the contrary contained herein, no Disputed Deduction Claimant shall assert against any Consenting Plan any Claims arising from Noticed Duplicate Payments.

         11.10    Cooperation Among Disputed Deduction Claimants.

                  If a Disputed Deduction Claimant attempts to prosecute a defense, Claim, counterclaim, offset or recoupment against a Provider, but is unable to succeed fully in asserting such defense, Claim or counterclaim or to effectuate such offset or recoupment fully in accordance with subsection 11.1 above on the basis that it is not the appropriate Disputed

Deduction Claimant, such Disputed Deduction Claimant shall assign to the appropriate Disputed Deduction Claimant or Claimants all rights to do so.

         11.11    Reassignment of Rights.

                  Upon the occurrence of a Pre-Plan Termination Event under subsection 12.4.1 hereof or a Post-Plan Termination Event under subsection
12.4.3 hereof, unless waived, any SPA Party that holds or has received the benefit of an assignment of any Claim or Claims pursuant to subsections 11.6.1 or 11.6.2 above from a Consenting Plan, shall immediately, at the election of the affected Consenting Plan and to the fullest extent possible, take all action necessary to reverse, return and reassign to the appropriate Consenting Plan, all Claims or rights transferred or assigned by such Consenting Plan to a Disputed Deduction Claimant pursuant to subsections 11.6.1 and 11.6.2 above.

         11.12    No Third Party Beneficiary.

                  This Section 11 is for the benefit of SPA Parties only and this Section 11 shall impose no procedural requirements except as may be necessary to implement the purposes of this Section.

12.      CONDITIONS PRECEDENT TO EFFECTIVENESS; TERMINATION.

         12.1     SPA Execution Date.

                  Sections 1, 12, 16, and 18 and subsections 7.1, 7.2, 7.3, 7.4,
8.1, 8.2, 8.4, 8.6, 8.8, 9.1, 9.2, 9.4, 9.6, 10.1, 10.3, 10.5, 20.17, and 20.18
of the SPA shall be deemed to have become effective on December 10, 1999 (the "SPA Execution Date").

         12.2     SPA Effective Date.

                  Except as specifically provided otherwise in the SPA, all provisions of the SPA other than those provisions identified in subsection 12.1 hereof shall become effective on the first calendar day following the SPA Execution Date upon which the last in time of the following conditions is satisfied (the "SPA Effective Date"):

                  12.2.1 Not later than ten (10) days following the SPA Execution Date, the parties to the Agreement shall have executed an amendment to the Agreement substantially in the form and content of Exhibit "F" hereto.

                  12.2.2 Unless waived in accordance with the provisions thereof, satisfaction of each of the conditions precedent to the Effective Date of the Agreement set forth in Section 13(a), (f), (g), (h) and (i) of the Agreement.

                  12.2.3 The Bankruptcy Court shall have entered an order authorizing MPN to enter into the SPA and to take such other and further actions as may be necessary to consummate the transactions provided for in the SPA.

                  12.2.4 Unless waived pursuant to subsection 12.3.1 hereof, receipt by MedPartners of MPP Releases executed by the holders of Managed Physician Practice Provider Claims (or their authorized agents) with respect to which the respective Managed Physician Practice Providers represent, in the aggregate, at least seventy percent (70%) of the percentages assigned to Managed Physician Practice Providers as set forth in the schedule attached as Exhibit "G" hereto.

                  12.2.5 Unless waived or deemed waived pursuant to the provisions of subsection 12.3.2 hereof, receipt by MPN on or before the fifteenth (15th) Business Day after the entry by the Bankruptcy Court of an order confirming the Plan of Reorganization of a ballot on the Plan of Reorganization evidencing its agreement to be bound by the terms of the MPN Provider Release provisions contained in Article 9 of the Plan of Reorganization, executed by licensed acute care hospitals (or their authorized agents) holding MPN Provider Claims representing, in the aggregate, at least ninety-five percent (95%) of the amount assigned to such hospitals as set forth on the schedule attached as Exhibit "H" hereto. If the aggregate percentage of licensed acute care hospitals agreeing to be bound by the MPN Provider Release provisions contained in Article 9 of the Plan of Reorganization exceeds said 95%, then the threshold requirement set forth in subsection 12.2.6 below for the other holders of MPN Provider Claims shall be reduced by five point three, seven, six, two percent (5.3762%) for each percentage point obtained in excess of the 95% threshold.

                  12.2.6 Unless waived or deemed waived pursuant to the provisions of subsection 12.3.2 hereof, receipt by MPN on or before the fifteenth (15th) Business Day after the entry by the Bankruptcy Court of an order confirming the Plan of Reorganization of a ballot on the Plan of Reorganization evidencing its agreement to be bound by the terms of the MPN Provider Release provisions contained in Article 9 of the Plan of Reorganization, executed by holders of MPN Provider Claims (or their authorized agents) other than licensed acute care hospitals, representing, in the aggregate, at least seventy percent (70%) of the amounts assigned to the holders of such MPN Provider Claims as set forth on the schedule attached as Exhibit "I" hereto. If the aggregate percentage of such holders of MPN Provider Claims other than licensed acute care hospitals agreeing to be bound by the MPN Provider Release provisions contained in Article 9 of the Plan of Reorganization exceeds said 70%, then the threshold requirement set forth in subsection 12.2.5 above for licensed acute care hospitals shall be reduced by point one, eight, six percent (.186%) for each percentage point obtained in excess of the 70% threshold.

         12.3     Waiver Of Certain Conditions Precedent.

                  12.3.1   If the condition precedent set forth in subsection
12.2.4 hereof is not satisfied by December 15, 1999, it may be waived in writing by MedPartners and Consenting Plans that satisfy the Consenting Plan Threshold Amount.

                  12.3.2 Subject to the provisions of subsection 12.3.3 below, if either or both of the conditions precedent set forth in subsections 12.2.5 and 12.2.6 hereof are not satisfied, it or they shall be deemed waived unless Consenting Plans constituting the Consenting Plan Threshold Amount deliver to MPN written notice of such Consenting Plans' election to enforce either or both of those conditions precedent by no later than 5:00 p.m. on the later of: (a) the twenty-second (22nd) Business Day after the entry by the Bankruptcy Court of an order confirming the Plan of Reorganization; and (b) the fifth (5th)
Business Day following receipt by the Consenting Plans of the written notice required under Section 7.4(ii) above.

                  12.3.3 If, as of the fifteenth (15th) Business Day after the entry by the Bankruptcy Court of an order confirming the Plan of Reorganization,
(a) the aggregate dollar amount of MPN Provider Releases obtained by MPN represents less than sixty-six and two-thirds percent (66-2/3%) of the aggregate dollar amount of all MPN Provider Claims as determined by reference to the schedules attached as Exhibits "H" and "I" hereto or (b) either of Tenet or CHW have not executed and returned an MPN Provider Release, then the written waiver of MedPartners shall also be required. MedPartners will be deemed to waive such nonsatisfied conditions unless MedPartners delivers to MPN written notice of such nonwaiver by no later than 5:00 p.m. on the twenty-second (22nd) Business Day after the entry by the Bankruptcy Court of an order confirming the Plan of Reorganization.

         12.4     Termination Events and Effects Thereof.

                  12.4.1 Pre-Plan Termination Events. If any of the following events occurs prior to the effectiveness of the Plan of Reorganization, it shall be deemed to be a "Pre-Plan Termination Event":

                           (a)      Failure to timely satisfy any of the
conditions precedent set forth in subsection 12.2 hereof;

                           (b)      Consenting Plans constituting the Consenting
Plan Threshold Amount obtain a finding from the Bankruptcy Court, based upon written declarations of MPN Providers, that any of the MPN Provider thresholds described in subsections 12.2.5 and 12.2.6 hereof will not be met;

                           (c)      A Default or anticipatory breach under the
Agreement concerning MedPartners' obligation to fulfill the MedPartners Funding Commitment;

                           (d)      Termination, amendment or modification of
the Agreement in a manner that is materially adverse to the Consenting Plans without: (i) the written consent of Consenting Plans that satisfy the Consenting Plan Threshold Amount; and (ii) to the extent required, entry of an order of the Bankruptcy Court approving such amendment or modification;

                           (e)      Failure of the Bankruptcy Court to enter an
order confirming the Plan of Reorganization by September 15, 2000;

                           (f)      Receipt by MPN of the written notice
provided for in either subsection 12.3.2 or 12.3.3 hereof; or

                           (g)      Conversion of the Bankruptcy Case to a case
under chapter 7 of the Bankruptcy Code or appointment of a trustee over MPN.

                  12.4.2 Effect Of Pre-Plan Termination Event. Except as otherwise expressly provided in the SPA, in the event the SPA terminates pursuant to subsection 12.4.1 above: (a) the SPA Parties shall have no further rights or obligations under the SPA, and (b) any and all of their rights and obligations as they existed prior to the SPA Execution Date against another SPA Party shall be revived to the fullest extent practicable, subject to the provisions of subsections 7.2, 8.2, 9.2, 10.3, and 20.17 hereof.

         12.5     Effectiveness of Waiver, Release and Subordination Provisions.

                  Notwithstanding anything to the contrary contained in the SPA or the Agreement, any termination of the SPA that occurs after the Plan of Reorganization has become effective will not affect the effectiveness and enforceability of the subordinations contained in subsections 8.3, 9.3 and 10.4 hereof, which by their terms shall be effective upon confirmation and effectiveness of the Plan of Reorganization.

                  Notwithstanding anything to the contrary in the SPA or the Agreement, under no circumstances will any Claim of any SPA Party be waived, released or subordinated under the SPA, nor shall the Plan of Reorganization require same, unless all of the following occur or are true as of the Effective Date of the Plan of Reorganization:

                           (a)      The Bankruptcy Court shall have entered an
order authorizing MPN to enter into the SPA and to take such other and further actions as may be necessary to consummate the transactions provided for in the SPA;

                           (b)      The Bankruptcy Court shall have entered an
order confirming the Plan of Reorganization that is consistent with this SPA in all material respects;

                           (c)      The SPA and the Agreement and the
transactions contemplated thereby shall have been approved by the requisite lenders under the Credit Agreement;

                           (d)      The SPA Effective Date has occurred;

                           (e)      No Pre-Plan Termination has occurred; and

                           (f)      The Effective Date of the Agreement has
occurred.

13.      RELEASES.

         13.1     Waiver and Release of Claims by Consenting Plans.

                  Effective and conditioned upon the satisfaction of the MedPartners Funding Commitment, each Consenting Plan hereby waives and releases any and all Claims of such Consenting Plan against MedPartners, any affiliate of MedPartners (other than MPN), and each Consenting MPP related to the California Operations to the extent such Claims: (a) are alleged to exist on the basis that MedPartners or an affiliate of MedPartners (other than MPN) is liable to a Consenting Plan on account of alter ego, piercing the corporate veil, respondeat superior, principal-agent, substantive consolidation or a similar theory of vicarious, nonconsensual liability by, through or on account of the liability of MPN or a Managed Physician Practice; (b) are for damages (including consequential damages, damage to reputation, special, incidental or indirect damages, loss of profits or income, and exemplary or punitive damages) that did not result in an actual pecuniary loss to such Consenting Plan; or (c) sound in tort. Notwithstanding the foregoing, such waiver and release shall not apply to any Claims arising under a direct contract, excluding a Health Care Services Agreement, but including without limitation (i) any lease, surety arrangement, sale agreement, promissory note, loan or guaranty, or (ii) any guaranty of a Health Care Services Agreement to which MedPartners or an affiliate of MedPartners (other than MPN) or a Managed Physician Practice is a party (any such Claim, a "Direct Contract Claim"). With respect to Direct Contract Claims, all theories of liability and damages are preserved, including those described in subsection 13.1 (a) through (c) above. Nothing in the SPA, the Agreement, the Plan of Reorganization or any Consenting Plan's actions to implement or participate in the consummation of the SPA, the Agreement or the Plan of Reorganization shall exonerate in whole or in part any guarantor (other than MPN) of an obligation to a Consenting Plan.

         13.2 Waiver and Release of Claims by MedPartners, its Affiliates and Consenting MPPs.

                  Upon the effectiveness of the waivers and releases set forth in subsection 13.1 hereof, MedPartners, each of its affiliates (including the Consenting MPI Subs but excluding MPN), and each Consenting MPP hereby waives and releases: (A) any and all Claims of such entity against each Consenting Plan related to the California Operations except, with respect to a Consenting MPP, for Managed Physician Practice Preserved Claims; provided, however, that any Claims waived and released pursuant to this subsection 13.2 shall be waived and released for purposes of (i) seeking affirmative relief, or (ii) defense of or setoff against Managed Physician Practice Plan Preserved Claims, and shall only be preserved for purposes of defense of or setoff against Claims against a Managed Physician Practice that are not Managed Physician Practice Plan Preserved Claims or Managed Physician Practice Provider Claims held by a Consenting Plan; and (B) any and all Claims, demands, offsets, counterclaims, recoupments or rights that arise under 11 U.S.C. ss.ss. 502(d), 510(c), 544, 545, 546, 547, 548, 549, 550, or 553(b) and California Civil Code ss. 3439.01 et
seq. or any similar law against each Consenting Plan and (with respect to Provider Claims) each Provider. Claims waived by MedPartners and its affiliates (other than MPN) and each Consenting MPP include, by way of example and not limitation, any Claims: (a) related to the recovery of capitation fees or other amounts that would be due after the dates of the sale of the practice assets of a Managed Physician Practice or the rejection of an agreement by MPN; (b) related to the sale or closure of a Managed Physician Practice or in connection with the movement of members from a Managed Physician Practice; (c) for damages (including consequential damages, damage to reputation, special, incidental or indirect damages, loss of profits or income, and exemplary or punitive damages) against a Consenting Plan that did not result in an actual pecuniary loss to MedPartners, an affiliate of MedPartners (other than MPN) or a Consenting MPP; or (d) sounding in tort. Notwithstanding the foregoing, such waiver and release shall not apply to any Direct Contract Claims. With respect to Direct Contract Claims, all theories of liability and damages are preserved, including those described in subsection 13.2(a) through (d) above. Nothing in the SPA, the Agreement, the Plan of Reorganization or any action by MedPartners, each of its affiliates (other than MPN), or a Consenting MPP to implement or participate in the consummation of the SPA, the Agreement or the Plan of Reorganization shall exonerate in whole or in part any guarantor (other than MPN) of an obligation to MedPartners, an affiliate of MedPartners (other than MPN) or a Consenting MPP.

         13.3     Waiver and Release of Claims by MPN.

                  13.3.1 Effective and conditioned upon confirmation and the effectiveness of the Plan of Reorganization, MPN hereby waives and releases: (A) any and all Claims of MPN against each Consenting Plan related to the California Operations except for MPN Preserved Claims; provided, however, that any Claims waived and released pursuant to this subsection 13.3.1 shall be waived and released for purposes of (i) seeking affirmative relief, or (ii) defense of or setoff against Plan Preserved Claims or Provider Claims held by Consenting Plans, and shall only be preserved for purposes of defense of or setoff against MPN Plan Subordinated Claims; and (B) any and all Claims, demands, offsets, counterclaims, recoupments or rights that arise under 11 U.S.C. ss. 502(d), 510(c), 544, 545, 546, 547, 548,

549, 550, or 553(b) and California Civil Code ss. 3439.01 et seq. or any similar law against each Consenting Plan and (with respect to Provider Claims) each Provider. Claims waived by MPN against each Consenting Plan include, by way of example and not limitation, any Claims: (a) related to the recovery of capitation fees or other amounts that would be due after the dates of the sale of the practice assets of a Managed Physician Practice or the rejection of an agreement by MPN; (b) related to the sale or closure of a Managed Physician Practice or in connection with the movement of members from a Managed Physician Practice; (c) for damages (including consequential damages, damage to reputation, special, incidental or indirect damages, loss of profits or income, and exemplary or punitive damages) against a Consenting Plan that did not result in an actual pecuniary loss to MPN; or (d) sounding in tort.

                  13.3.2 Effective upon the satisfaction of the MedPartners Funding Commitment, MPN releases MedPartners and its affiliates and the Consenting MPPs from any and all Claims of MPN against MedPartners or any of its affiliates or any Consenting MPP that arose prior to satisfaction of the MedPartners Funding Commitment.

         13.4     ss.1542 Waiver.

                  With respect to the waivers and releases set forth in the SPA, each SPA Party hereby acknowledges that it has been advised by legal counsel and is familiar with the provisions of California Civil Code ss.1542, which provides:

                  A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of the executing of the release, which if known by him, must have materially affected his settlement with the debtor.

Each SPA Party hereby expressly waives all rights it may have under Civil Code ss.1542, as well as under any other statute or common law principle of similar effect relating to any and all Claims waived and released in accordance with the SPA.

         13.5     No Waiver or Subordination.

                  Notwithstanding anything to the contrary contained in the SPA, no waiver, release or subordination of any Claim by MPN, MedPartners, any Consenting MPI Sub, any Consenting MPP, any Consenting Plan, or any Consenting Provider, nor any such entity's participation in the SPA, will impair the ability of such entity to recover on account of any Claim it may have against any other such entity that is not waived, released or subordinated pursuant to the terms of the SPA or the Agreement.

                  Notwithstanding anything to the contrary herein, the following Claims are not subordinated, waived or released: (a) any Provider Claims or Plan Preserved Claims held by a Consenting Plan, including without limitation Plan Preserved Claims arising from a Health Care Services arranged for by MPN and rendered prior to (i) the effective date of the sale of practice assets, (ii) the closure of a Managed Physician Practice or clinic thereof, or (iii) the transfer by MPN to a Plan of institutional risk; (b) the out-of-pocket expenses that are Plan Preserved Claims; (c) Bankruptcy Code Section 503(b) Claims of Plans or their counsel that become Allowed MPN Claims; or (d) Direct Contract Claims.

         13.6     Reservation of Rights.

                  Each SPA Party reserves all rights with respect to counterclaims, cross-complaints, setoffs, recoupments and other defenses not otherwise expressly waived, released or subordinated hereunder. With respect to Claims subordinated hereunder, each SPA Party further reserves all rights with respect to counterclaims, cross-complaints, setoffs, recoupments and other defenses not expressly otherwise waived or released hereunder. Each SPA Party reserves all rights, claims and defenses with respect to any disputes regarding the validity or invalidity of any capitation deduction taken by a Consenting Plan under a Health Care Services Agreement, the Plan Stipulation or applicable law. Nothing herein will alter or affect: (i) the validity or invalidity of any such capitation deduction, which will be determined based upon otherwise applicable law and the terms of any applicable Health Care Services Agreement, each as applicable at the time the deduction was made; or (ii) the right of a Consenting Plan under the SPA and the Plan Stipulation to have taken a capitation deduction upon compliance with the procedures set forth in Paragraph 12 of the Plan Stipulation where otherwise applicable law or an otherwise applicable Health Care Services Agreement may not have permitted such Consenting Plan to have taken a capitation deduction upon compliance with the procedures set forth in such Paragraph 12. The Consenting Plans acknowledge that the five day notice provision in Paragraph 12 of the Plan Stipulation does not affect any right MPN may have to challenge a capitation deduction taken under the Plan Stipulation (except that MPN may not assert that the content or period of the notice given by the Consenting Plan was inadequate if the Consenting Plan complied with the procedure set forth in such Paragraph
12). In addition, notwithstanding anything herein to the contrary, each SPA Party shall reserve as a defense to recovery of any Claim not waived or released pursuant to the terms hereof, that the acts of the Consenting Plans, or the acts of MPN, MedPartners, or the Consenting MPPs, or the affiliates of any of them, as the case may be, were reasonable responses to breaches of the applicable agreements by the other party or parties, and the other party or parties to the agreement may dispute the validity of the defense, but not the right to assert the defense.

14.      CAPACITY OF CONSENTING PLANS.

                  Any Consenting Plan constituting a member of a Consenting Plan Threshold Amount or otherwise acting hereunder does so solely in such Plan's individual capacity and shall have no duties or obligations, fiduciary or otherwise, to any other Consenting Plan or any non-party with respect to the SPA.

                  The obligations arising under the SPA for any Consenting Plan that is a member of the Creditors Committee shall be subject to such Consenting Plan's fiduciary duties as a member thereof.

15. SPECIFIED RIGHTS OF CONSENTING PLANS WITH RESPECT TO ALLEGED CONSENTING PROVIDER.

                  Except as provided below, each Consenting Plan reserves the right to challenge a Provider's compliance with the provisions of Section 16.17(j) of the Agreement and, if successful, require the Provider to comply with provisions of Section 16.17(j) of the Agreement. Each Consenting Plan must have, within thirty (30) days after executing the Initial SPA, notified in writing any Provider which it alleged failed to comply with the provisions of
Section 16.17(j) of the Agreement with respect to such Plan and stated the basis for the allegation. Such Providers shall have had thirty (30) days after receipt of such notice within which to have cured any alleged failure. If the alleged failure to comply with Section 16.17(j) of the Agreement was not cured within the thirty (30) day period, and the dispute is not otherwise resolved consensually between the affected Plan and the Provider in question, then the affected Consenting Plan shall have as its exclusive remedy the right to arbitrate the dispute with such Provider and obtain specific performance if the affected Plan is the prevailing party. Any ruling obtained in arbitration shall not impair or affect in any way the Consenting Provider's right to receive payment on its Claims or the effectiveness of its MPN Provider Release. Notwithstanding anything to the contrary contained herein or in any contract between an affected Consenting Plan and a Provider, in the event of a dispute concerning compliance with Section 16.17(j) of the Agreement, the affected Plan shall have no right to deduct, offset or otherwise attempt to collect from the Provider on account of the alleged failure to comply with Section 16.17(j) of the Agreement unless and until the Plan obtains a favorable determination in the arbitration proceeding. Each Consenting Plan acknowledges that any Consenting Provider whose contract with an affected Consenting Plan recites that the requisite offer under Section 16.17(j) was made is deemed to have satisfied the provisions thereof.

16.      NOTICES.

                  Unless otherwise provided in the SPA, any and all notices or demands by any entity relating to the SPA shall be in writing and (except for financial statements and other informational documents that may be sent by first-class mail, postage prepaid) shall be delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to the applicable SPA Party at the address set forth below:

          IF TO MPN:                    MEDPARTNERS PROVIDER NETWORK, INC.
                                        5000 Airport Plaza Drive
                                        Long Beach, California 90815
                                        Attn: Bradley Karro
                                        Fax No.: (205) 733-1984

          WITH A COPY TO:               MILBANK, TWEED, HADLEY & MCCLOY LLP
                                        601 South Figueroa Street
                                        Los Angeles, California 90017
                                        Attn: Robert Jay Moore
                                        Fax No.: (213) 629-5063
          IF TO MEDPARTNERS OR ANY
          CONSENTING MPI SUB:           CAREMARK RX, INC.
                                        3000 Galleria Tower, Suite 1000
                                        Birmingham, Alabama 35244
                                        Attn: Chief Executive Officer
                                        Fax No.: (205) 985-0636
                                        and
                                        Attn: General Counsel
                                        Fax No.: (205) 982-4423

          WITH A COPY TO:              JONES, DAY, REAVIS & POGUE
                                       555 West Fifth Street, Suite 4600
                                       Los Angeles, California 90013
                                       Attn: Ross Stromberg, Esq.
                                       Fax No.: (213) 243-2539
          IF TO ANY
          CONSENTING MPP:              The Address and Fax Number Identified on
                                       Exhibit "B" hereto

          IF TO ANY
          CONSENTING PLAN:             The Address and Fax Number Identified on
                                       Exhibit "C" hereto

                  Each SPA Party may change the address at which it is to receive notices hereunder, by notice in writing in the foregoing manner given to each other SPA Party. All notices or demands sent in accordance with this
Section 16, shall be deemed received on the earlier of the date of actual receipt or three days after the deposit thereof in the mail.

17.      INTENTIONALLY OMITTED.

18.      STRADDLE CLAIMS.

                  MPN agrees that it is responsible for paying all Allowed MPN Provider Claims related to any member of any Consenting Plan admitted prior to the Risk Transfer Date (as that term is defined in the "Stipulation Re Relief From Automatic Stay, Modification Of Plan And Provider Agreements, And Reservation Of Rights" approved by the Bankruptcy Court by order entered on October 20, 1999) applicable to such Consenting Plan for services rendered to such member through completion of such treatment.

19.      LIQUIDATION OF PLAN MANAGED PHYSICIAN PRACTICE PROVIDER CLAIMS.

                  MedPartners, its affiliates and the Consenting Plans agree to establish mutually acceptable procedures to liquidate the contingent, unliquidated and unmatured Managed Physician Practice Provider Claims asserted by Consenting Plans.

20.      GENERAL PROVISIONS.

         20.1     Time of the Essence.

                  Time is of the essence with respect to the performance by each SPA Party of its obligations hereunder.

         20.2     Choice of Law.

                  The validity of the SPA, the construction, interpretation, and enforcement thereof and the rights of the SPA Parties with respect to all matters arising thereunder or related thereto shall be determined under, governed by, and construed in accordance with the laws of the State of California.

         20.3     Successors and Assigns.

                  The SPA shall bind and inure to the benefit of the respective successors, assigns, heirs, executors, administrators and representatives of each of the SPA Parties. The agreements, representations and obligations of the Consenting MPPs, the Consenting MPI Subs, and the Consenting Plans under the SPA are several and not joint.

         20.4     Section Headings.

                  Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to the entire SPA.

         20.5     Amendments: Waivers.

                  Any amendment to or waiver of any provision of the SPA must be executed by MedPartners, MPN and Consenting Plans constituting the Consenting Plan Threshold Amount and to the extent such amendment or waiver adversely affects the Consenting MPP's, the Consenting MPP's.

         20.6     Counterparts: Telefacsimile Execution.

                  The SPA may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of the SPA by telefacsimile shall be equally as effective as delivery of an original executed counterpart of the SPA. Any party delivering an executed counterpart of the SPA by telefacsimile also shall deliver an original executed counterpart of the SPA, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of the SPA.

         20.7     Survival Of Plan Stipulation And Provider Stipulation.

                  Notwithstanding anything to the contrary in the SPA or the Plan of Reorganization, all of the protections and provisions of the Plan Stipulation shall survive and continue to govern any rights that accrued prior to the termination or expiration of the Plan Stipulation.

                  The funds on deposit in the MPN Provider Account established pursuant to the Provider Stipulation shall remain intact and not be commingled with other funds of MPN until all allowed Post Petition Date Claims of MPN Providers incurred from March 11, 1999 through June 30, 1999 and otherwise eligible for payment from such MPN Provider Account have been adjudicated and satisfied or reserved for in full pursuant to the Provider Stipulation. Any amounts in such Account after such satisfaction or reservation in full of such Post Petition Date Claims of MPN Providers may be disbursed on or after the effective date of the confirmed Plan of Reorganization in accordance with the terms of such Plan of Reorganization.

         20.8     Other Documents.

                  The MPN Provider Release and other release provisions in the Plan of Reorganization shall be subject to the reasonable review and approval of Consenting Plans constituting the Consenting Plan Threshold Amount. Except as expressly otherwise provided herein, any assignment or document contemplated to be signed under Section 11 of the SPA shall be subject to the reasonable review and approval of any SPA Party whose rights or interests are affected by such document. Any document to be executed in furtherance or implementation of this SPA shall be subject to the reasonable review and approval of any signatory to such document.

         20.9     Exhibits or Schedules.

                  If and to the extent that any provisions of any document or agreement incorporated herein shall conflict with any of the express terms and provisions of the SPA, the terms and provisions of the SPA shall control the rights and obligations of the SPA Parties.

         20.10    Representation by Counsel; Drafts; Interpretation.

                  Each SPA Party acknowledges that each other SPA Party has been represented by counsel in connection with the SPA and the transactions contemplated by the SPA. Accordingly, any rule of law, including California Civil Code ss.1654, or legal decision that would require interpretation of any claimed ambiguities in the SPA against the SPA Party that drafted it has no application and is expressly waived by each SPA Party. In addition, each SPA Party acknowledges that there have been a number of drafts of the SPA. The presence, absence, inclusion or deletion of any provision in any prior draft shall not be evidence of the intent of the

SPA Parties. The provisions of the SPA shall be interpreted in a reasonable manner to effect the intent of the SPA Parties.

         20.11    Further Assurances.

                  Each SPA Party agrees to cooperate with all other SPA Parties and to take such acts, and negotiate and execute such additional agreements, including any amendments to the SPA, as are reasonably necessary to carry out and effectuate the transactions and agreements contemplated in the SPA. The SPA shall be attached as an Exhibit to the Plan. Upon mutually agreeable terms, MPN and MedPartners will provide each Consenting Plan with copies of the executed ballots on the Plan of Reorganization evidencing the agreement by Consenting Providers to agree to be bound by the MPN Provider Release provisions contained in Article 9 of the Plan of Reorganization and the executed MPP Releases, respectively, received from each Consenting Provider. The provisions of the SPA shall govern the rights, benefits, treatment, releases and claims for the benefit of the Consenting Plans and, as to any such provision to the extent it relates to MPN, shall be incorporated into the Plan of Reorganization.

         20.12    Acknowledgement.

                  Each of the SPA Parties hereby acknowledges that it has received consideration for its agreements contained herein.

         20.13    Specific Performance.

                  Each SPA Party recognizes that money damages may be inadequate to compensate for a breach by any other SPA Party of its obligations hereunder. Each SPA Party therefore irrevocably agrees that: (a) any other SPA Party shall be entitled to the remedy of specific performance or the granting of such other equitable remedies as may be awarded by a court of competent jurisdiction or other adjudicator having jurisdiction, in order to afford each SPA Party the benefits of the SPA; and (b) each SPA Party shall not object, and hereby waives any right to object, to such remedy or such granting of other equitable remedies on the grounds that money damages are sufficient to compensate the other SPA Parties.

         20.14    Section 16.17 of the Agreement.

                  The SPA Parties hereby acknowledge and agree that the SPA is the "Supplemental Plan Agreement" that was contemplated in section 16.17 of the Agreement.

         20.15    Information Provided by MedPartners Group.

                  In connection with the SPA, MPN, MedPartners, each Consenting MPP and each Consenting MPI Sub (the "MPI Parties") acknowledges that the Consenting Plans, and each of them, reasonably relied upon the information provided to them by the MPI Parties, including the information related to Provider Claims, used to determine the thresholds set forth in Sections 12.2.4,
12.2.5 and 12.2.6 hereof. The MPI Parties represent and warrant that the information provided to the Consenting Plans by them accurately represents in all material respects the MedPartners Group's business records kept and prepared in the ordinary course of their business.

         20.16    Information Provided By Consenting Plans.

                  In connection with the SPA, each Consenting Plan acknowledges that the information provided by it to the MPI Parties or the Special Monitor-Examiner relating to capitation deductions taken with respect to Provider Claims, as referred to in Exhibit "J" hereto, accurately represents in all material respects such Consenting Plan's business records kept and prepared in the ordinary course of its business. Such information does not include information regarding items such as membership adjustments, pharmacy benefits or other deductions not related to Provider Claims.

         20.17    Tolling for the Benefit of Providers.

                  MedPartners, each Consenting MPI Sub, and each Consenting Plan shall not assert as a defense any, and they each shall toll all, statute of limitations concerning MPN Provider Claims that had not expired as of the Amended Agreement Date with respect to MPN Provider Claims held by Providers until ninety (90) days after the earlier of (i) termination of the Provider standstill contained in Article 9 of the Plan of Reorganization, (ii) termination of the SPA pursuant to the provisions of subsection 12.4 hereof, or
(iii) the failure of such MPN Provider to have executed and delivered a ballot on the Plan of Reorganization evidencing such MPN Provider's agreement to be bound by the terms of the MPN Provider Release provisions contained in Article 9 of the Plan, by the fifteenth (15th) Business Day following the entry by the Bankruptcy Court of an order confirming or denying confirmation of the Plan of Reorganization (each of (i), (ii), and (iii) constituting a "Standstill Termination Date"). Notwithstanding the foregoing, such tolling shall be void ab initio and of no effect whatsoever if the affected MPN Provider commences litigation concerning its MPN Provider Claims against MedPartners, a Consenting MPI Sub or a Consenting Plan prior to the Standstill Termination Date, provided that the voidness of the tolling shall apply only as to the entities against which the MPN Provider commences such litigation. The Standstill Termination Date may be extended by mutual agreement among MPN, MedPartners, Consenting Plans constituting the Consenting Plan Threshold Amount, HASC, CHW and Tenet.

         20.18    Forbearance on Collection of Preserved Claims.

                  The MPI Parties on the one hand and each Consenting Plan on the other hand, acknowledge and agree that until such time as all MPN Preserved Claims or Managed Physician Practice Preserved Claims held by the MPI Parties on the one hand (excluding such Claims based upon a Final Judgment pursuant to subsection 11.6.3 hereof) and all Plan Preserved Claims and all Provider Claims held by each Consenting Plan on the other hand have been fully, completely and finally settled, or litigated or arbitrated to final judgment or final award (a "Final Preserved Claim"), the MPI Parties and each Consenting Plan shall refrain and forbear from taking collection action against the other on any one or more particular such Claim.

                  Once all such Claims asserted (i) by the MPI Parties against a Consenting Plan and (ii) by such Consenting Plan against all MPI Parties have become Final Preserved Claims, then, and only then, shall any of such parties have a right to collect or otherwise recover on such Claims against the other. The MPI Parties and each Consenting Plan, and each of them, acknowledge and agree that the aggregate Final Preserved Claim of the MPI Parties against a given Consenting Plan, and the aggregate Final Preserved Claim of the same Consenting Plan against the MPI Parties, shall be fully offset against one another before any recovery or collection action concerning any such net Final Preserved Claim may be commenced by any MPI Party against such Consenting Plan, or by such Consenting Plan against any MPI Party, as applicable. A Final Preserved Claim in favor of a Consenting Plan shall be subject to the MedPartners Funding Commitment, but a Consenting Plan seeking to enforce its rights under the MedPartners Funding Commitment with respect to such Final Preserved Claim shall not be subject to Section 12 of the Agreement.

                  Notwithstanding the foregoing, the provisions with respect to purchase by and assignment to a Consenting Plan of any Final Judgment held by an MPI Party, as set forth in Section 11.6.3 hereof, shall not be affected by this
Section 20.18, including without limitation the forbearance provisions thereof, and shall not be included for purposes of calculating Final Preserved Claims of the MPI Parties with respect to such Consenting Plan.

         20.19    Post-Plan Amendments to the Agreement.

                  After the Plan of Reorganization is confirmed and effective, neither MPN nor MedPartners will consent to any amendment or modification of the Agreement that is materially adverse to the Consenting Plans without the written consent of the Consenting Plans that satisfy the Consenting Plan Threshold.

         20.20    Reservation of Provider Rights.

                  The provisions of the SPA, and any transfer, assignment or other act by a SPA Party authorized hereby, shall be without prejudice to all claims, rights and defenses belonging to any entity other than a SPA Party.

         IN WITNESS WHEREOF, the parties hereto have caused the SPA to be executed in Los Angeles, California.


                                             MEDPARTNERS PROVIDER NETWORK, INC.,
                                             a California corporation



Date:                                        By: /s/ Mark E. Pickett
      -------------------------                  -------------------------------
                                                 Name:  Mark E. Pickett
                                                 Title: Vice President Caremark
                                                        Rx, Inc.

                                             CAREMARK RX, INC., a Delaware
                                             corporation



Date:                                        By: /s/ James Dickerson
      -------------------------                  -------------------------------
                                                 Name:  James Dickerson
                                                 Title: President and Chief
                                                        Operating Officer

CONSENTING MPI SUBS

                                   Friendly Hills Healthcare Network, Inc., a
                                   California corporation

Date:
     --------------------------
                                   By:  /s/ Sara J. Finley
                                      -----------------------------------------
                                      Name:  Sara J. Finley
                                      Title: VP & Secretary



                                   MedPartners Physician Services, Inc. (fka
                                   Caremark Physician Services, Inc.), a
                                   Delaware corporation


Date:
     --------------------------
                                   By:  /s/ Sara J. Finley
                                      -----------------------------------------
                                      Name:  Sara J. Finley
                                      Title: VP & Secretary



                                   MedPartners Professional Management
                                   Corporation (fka Aetna Professional
                                   Management Corporation), a Connecticut
                                   corporation


Date:
     --------------------------
                                   By:  /s/ Sara J. Finley
                                      -----------------------------------------
                                      Name:  Sara J. Finley
                                      Title: VP & Secretary



                                   Talbert Medical Management Corporation,
                                   a California corporation


Date:
     --------------------------
                                   By:  /s/ Sara J. Finley
                                      -----------------------------------------
                                      Name:  Sara J. Finley
                                      Title: VP & Secretary

                                    Pacific Physician Services, Inc., a
                                    Delaware corporation


Date:
     --------------------------
                                   By:  /s/ Sara J. Finley
                                      -----------------------------------------
                                      Name:  Sara J. Finley
                                      Title: VP & Secretary

CONSENTING MPP'S

                                       Milton D. Schwartz/Gateway Medical
                                       Group, Professional Corporation, as
                                       successor by merger to Concord Medical
                                       Group, Inc.; Gateway Medical Group I,
                                       Inc.; Gateway Medical Group IV, Inc.;
                                       Gateway Orthopedic Medical Group, Inc.;
                                       Gateway Women's Health Center, a
                                       Medical Group, Inc.; Las Posas Family
                                       Practice Medical Group, A Professional
                                       Corporation; Lombard Medical Group, Inc.;
                                       Santa Clarita Medical Group, Inc. and
                                       Ventura Private Practice Group, Inc.


Date:  August 31, 2000                 By: /s/ Richard M. Albert
      -----------------------------        -------------------------------------
                                           Name:  Richard M. Albert
                                           Title: Assistant Secretary


                                       Mullikin Independent Physician
                                       Association, A Medical Corporation


Date:  August 31, 2000                 By: /s/ Richard M. Albert
      -----------------------------        -------------------------------------
                                           Name:  Richard M. Albert
                                           Title: Assistant Secretary


                                       Mullikin Practice Group, A Medical
                                       Corporation


Date:  August 31, 2000                 By: /s/ Richard M. Albert
      -----------------------------        -------------------------------------
                                           Name:  Richard M. Albert
                                           Title: Assistant Secretary

                                       Pacific Physician Services Medical Group,
                                       Inc.


Date: August 31, 2000                  By:  /s/ Richard M. Albert
      -----------------------               -------------------------------
                                            Name:  Richard M. Albert
                                            Title: Assistant Secretary

                                         Beverly Hills Physicians Association, a
                                         Medical Group, Inc.


Date:                                    By:
     -------------------------------        ------------------------------------
                                            Name:
                                            Title:

                                        Talbert Medical Group, Inc.


Date: September 1, 2000                 By: /s/ Keith Wilson, M.D.
     ---------------------------           -----------------------------------
                                           Name:  Keith Wilson, M.D., F.A.C.O.G.
                                           Title: President
                                                  Talbert Medical Group, Inc.

                                              United Pacific Medical Group, Inc.


Date:                                         By:
     ------------------------------              ------------------------------

                                    Southern California Medical Corporation
                                    a California corporation


Date: Aug. 31, 2000
     --------------------------
                                   By:  /s/ Richard M. Albert
                                      -----------------------------------------
                                      Name:  Richard M. Albert
                                      Title: Assistant Secretary

CONSENTING PLANS

Date: September 13, 2000
     --------------------   Entity: Aetna U.S. Healthcare of California, Inc.


                            By:  /s/ Edward R. Tinson
                                 -----------------------------------------
                                 Name:  Edward R. Tinson
                                 Title: Regional Finance Officer
                                 Notice Address: 2409 Camino Ramon
                                                 San Ramon, CA 94583

                                 Notice Fax No.:



Date: September 13, 2000
     --------------------   Entity: California Physicians Service Inc., dba
                                    Blue Shield of California


                            By:  /s/ Ken Wood
                                 -----------------------------------------
                                 Name:  Ken Wood
                                 Title: Executive Vice-President and Chief
                                        Operating Officer

                                 Notice Address:

                                 Blue Shield of California
                                 50 Beale Street
                                 San Francisco, California 94105-1808

                                 Notice Fax No.: (415) 229-5711



Date:
     --------------------   Entity: CIGNA Healthcare of California, Inc.


                            By:  /s/ Bud Volberding
                                 -----------------------------------------
                                 Name:  Bud Volberding
                                 Title: President
                                 Notice Address: 400 N. Brand Blvd.
                                                 Glendale, CA 91203

                                 Notice Fax No.: (818) 500-6540





                            HEALTH NET,


Date: September 13, 2000    both for itself and as successor by
      -------------------   merger to FOUNDATION HEALTH, a
                            California Health Plan


                            By:
                                 -----------------------------------------

                            Its: Vice President, Legal
                                 -----------------------------------------




Date:  September 13, 2000   Entity: MAXICARE, a California Corporation
       ------------------           --------------------------------------


                            By: /s/ Richard A. Link
                                ------------------------------------------
                                Name:  Richard A. Link
                                Title: Treasurer
                                Notice Address: 1149 South Broadway Street
                                                Suite 923
                                                Los Angeles, California 90015
                                Notice Fax No.: (213) 765-2594





Date:  September 1, 2000    Entity:
      ------------------           ---------------------------------


                            By:  /s/ Chris Wing
                                -------------------------------------
                                Name:  Chris Wing
                                Title: CEO
                                Notice Address: 5995 Plaza Drive
                                                Cypress, CA

                                Notice Fax No.:




Date: September 13, 2000
     --------------------   Entity: Prudential Health Care of California, Inc.


                            By:  /s/ Edward R. Tinson
                                 -----------------------------------------
                                 Name:  Edward R. Tinson
                                 Title: Regional Financial Officer
                                 Notice Address: 5800 Canoga Avenue
                                                 Woodland Hills, CA 91367

                                 Notice Fax No.:




Date: September 14, 2000
     --------------------   Entity: SCAN HEALTH PLAN


                            By:  /s/ Bill Rice
                                 -----------------------------------------
                                 Name:  Bill Rice
                                 Title: CFO
                                 Notice Address: Attn: General Counsel
                                                 3800
                                                 Suite 100 P.O. Box 22616
                                                 Long Beach, CA 90801-

                                 Notice Fax No.: (562) 989-4484

CONSENTING PLANS


                                       HEALTH NET,



Date: September 18, 2000               both for itself and as successor by
      --------------------------       merger to FOUNDATION HEALTH, a
                                       California Health Plan


                                       By:  Franklin ???
                                            ------------------------------------


                                       Its: Vice President, Legal
                                            ------------------------------------

CONSENTING PLANS



Date:  September 13, 2000             Entity: MAXICARE, a California Corporation
       ----------------------                 ----------------------------------


                                      By:     RICHARD A. LINK
                                              ----------------------------------
                                              Name:  Richard A. Link
                                              Title: Treasurer
                                              Notice Address: 1149 south
                                                              Broadway Street
                                                              Suite 923
                                                              Los Angeles,
                                                              California 90015
                                              Notice Fax No.: (213) 765-2594

Date:  9-1-2000                       Entity:
      -----------------------------           ---------------------------------


                                       By: /s/ Chris Wing
                                           -------------------------------------
                                           Name:  Chris Wing
                                           Title: CEO
                                           Notice Address: 5995 Plaza Drive
                                                           Cypress, CA

                                           Notice Fax No.:




                                       70